                                                                   EXHIBIT 10.14

                                                                  EXECUTION COPY

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                                  [CHASE LOGO]


                                CREDIT AGREEMENT


                                   dated as of


                                 August 23, 2000

                                      among

                                  ARGO, L.L.C.


                            The Lenders Party Hereto

                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent


                                  BANK ONE, NA,
                             as Documentation Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger


                                                                               2

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
                                                                              i

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I
      Definitions.............................................................1
      SECTION 1.01.  Defined Terms............................................1
      SECTION 1.02.  Classification of Loans and Borrowings..................23
      SECTION 1.03.  Terms Generally.........................................23
      SECTION 1.04.  Accounting Terms; GAAP..................................23

ARTICLE II

      The Loans..............................................................24
      SECTION 2.01.  Construction Loans......................................24
      SECTION 2.02.  Loans and Borrowings....................................24
      SECTION 2.03.  Requests for Borrowings.................................25
      SECTION 2.04.  Funding of Borrowings...................................25
      SECTION 2.05.  Interest Elections......................................26
      SECTION 2.06.  Termination and Reduction of Construction Loan
                       Commitments...........................................27
      SECTION 2.07.  Conversion to Term Loans................................27
      SECTION 2.08.  Evidence of Debt........................................27
      SECTION 2.09.  Repayment of Loans......................................28
      SECTION 2.10.  Optional and Mandatory Prepayment of Loans..............28
      SECTION 2.11.  Fees....................................................29
      SECTION 2.12.  Interest................................................30
      SECTION 2.13.  Alternate Rate of Interest..............................30
      SECTION 2.14.  Increased Costs.........................................31
      SECTION 2.15.  Break Funding Payments..................................32
      SECTION 2.16.  Taxes...................................................32
      SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of
                       Set-offs..............................................33
      SECTION 2.18.  Mitigation Obligations; Replacement of Lenders..........34
      SECTION 2.19.  No Approval of Work.....................................35
      SECTION 2.20.  Project Control Account.................................35
      SECTION 2.21.  Debt Service Reserve Account............................37
      SECTION 2.22.  Debt Payment Account....................................38

ARTICLE III

      Representations and Warranties.........................................38
      SECTION 3.01.  Organization; Powers....................................38
      SECTION 3.02.  Authorization; Enforceability...........................39
      SECTION 3.03.  Governmental Approvals; Material Permits; No
                       Conflicts.............................................39
      SECTION 3.04.  No Material Adverse Change; Material Obligations........40
      SECTION 3.05.  Properties..............................................40

      SECTION 3.06.  Litigation and Environmental Matters....................40
      SECTION 3.07.  Compliance with Laws and Agreements.....................40
      SECTION 3.08.  Investment Company Act Status...........................41
      SECTION 3.09.  Public Utility Holding Company Act Status...............41
      SECTION 3.10.  Taxes...................................................41
      SECTION 3.11.  ERISA...................................................41
      SECTION 3.12.  Disclosure..............................................41
      SECTION 3.13.  Business of the Borrower................................42
      SECTION 3.14.  Subsidiaries............................................42
      SECTION 3.15.  Construction Contracts..................................42

ARTICLE IV

      Conditions.............................................................42
      SECTION 4.01.  Effective Date..........................................42
      SECTION 4.02.  Each Credit Event.......................................45
      SECTION 4.03.  Conversion..............................................46

ARTICLE V

      Affirmative Covenants..................................................47
      SECTION 5.01.  Financial Statements and Other Information..............47
      SECTION 5.02.  Notices of Material Events..............................49
      SECTION 5.03.  Existence; Conduct of Business..........................50
      SECTION 5.04.  Payment of Obligations..................................50
      SECTION 5.05.  Maintenance of Properties; Insurance....................50
      SECTION 5.06.  Books and Records; Inspection Rights....................53
      SECTION 5.07.  Compliance with Laws....................................53
      SECTION 5.08.  Use of Proceeds.........................................53
      SECTION 5.09.  Completion..............................................54
      SECTION 5.10.  Environmental Matters...................................54
      SECTION 5.11.  Maintain Title to Collateral............................54
      SECTION 5.12.  Further Assurance.......................................54
      SECTION 5.13.  Performance of Transaction Documents....................54
      SECTION 5.14.  Lien Releases...........................................55
      SECTION 5.15.  MMS Operator Approval...................................55

ARTICLE VI

      Negative Covenants.....................................................55
      SECTION 6.01.  Indebtedness............................................55
      SECTION 6.02.  Liens...................................................55
      SECTION 6.03.  Fundamental Changes.....................................56
      SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                       Acquisitions..........................................56
      SECTION 6.05.  Hedging Agreements......................................56
      SECTION 6.06.  Restricted Payments.....................................57
      SECTION 6.07.  Transactions with Affiliates............................57

      SECTION 6.08.  Restrictive Agreements..................................57
      SECTION 6.09.  Modification of the Approved Construction Budget........57
      SECTION 6.10.  Management Fees.........................................58
      SECTION 6.11.  Ownership; Legal Form...................................58
      SECTION 6.12.  Subsidiaries............................................58
      SECTION 6.13.  Design Changes..........................................58
      SECTION 6.14.  Compliance With ERISA...................................58
      SECTION 6.15.  Amendments..............................................58
      SECTION 6.16.  Variation Orders........................................58
      SECTION 6.17.  Construction Contracts..................................58

ARTICLE VII

      Events of Default......................................................59

ARTICLE VIII

      The Administrative Agent...............................................62

ARTICLE IX

      Miscellaneous..........................................................63
      SECTION 9.01.  Notices.................................................63
      SECTION 9.02.  Waivers; Amendments.....................................64
      SECTION 9.03.  Expenses; Indemnity; Damage Waiver......................65
      SECTION 9.04.  Successors and Assigns..................................65
      SECTION 9.05.  Survival................................................67
      SECTION 9.06.  Counterparts; Integration; Effectiveness................68
      SECTION 9.07.  Severability............................................68
      SECTION 9.08.  Right of Setoff.........................................68
      SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                       Process...............................................68
      SECTION 9.10.  WAIVER OF JURY TRIAL....................................69
      SECTION 9.11.  Headings................................................69
      SECTION 9.12.  Confidentiality.........................................69
      SECTION 9.13.  Interest Rate Limitation................................70
      SECTION 9.14.  Secured Affiliates......................................70
      SECTION 9.15.  Intercreditor Provisions................................70
      SECTION 9.16.  Limitation on Recourse of Lenders.......................71

SCHEDULES:

Schedule 2.01 -- Construction Loan Commitments
Schedule 5.05 (b) -- Insurance
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Akin Gump Strauss Hauer & Feld, L.L.P. Exhibit B-2 -- Form of Opinion of Gregory W. Jones, Esq.
Exhibit B-3 -- Form of Opinion of Louisiana Counsel
Exhibit C -- Form of Independent Engineer's Certificate
Exhibit D-- Form of Note
Exhibit E -- Form of Withdrawal Request
Exhibit F -- Terms of Subordination

         CREDIT AGREEMENT dated as of August 23, 2000, among ARGO, L.L.C., the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent, FIRST UNION NATIONAL BANK, as Syndication Agent and BANK ONE, NA, as Documentation Agent.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Account Bank" means The Chase Manhattan Bank, in its capacity as the provider of accounts hereunder.

                  "Additional Contract" means any contract or undertaking to which the Borrower is a party relating to the Project, entered into after the Effective Date.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Construction Loan Commitments represented by such Lender's Construction Loan Commitment. If the Construction Loan Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Construction Loan Commitments most recently in effect, giving effect to any assignments, or if the Construction Loans have Converted to Term Loans, each Lender's Applicable Percentage shall be the percentage of total Term Loans represented by such Lender's Term Loans.

                  "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable per annum percentage rate set forth below at the appropriate intersection in the table below, based on whether Full Clawback Coverage has occurred and, after the occurrence of Full Clawback Coverage, the Debt Coverage Ratio for the Rolling Period ending on the last day of the most recent fiscal quarter with respect to which the Administrative Agent has received the financial statements and other information (the "Current Information") required to be delivered to the Administrative Agent pursuant to Section 5.02 and the calculation showing the then Applicable Rate (such calculation to be made by the Borrower as soon as practicable after the end of each fiscal quarter, with written notice by the Borrower to the Administrative Agent, as soon as practicable thereafter, whether the Applicable Rate has changed or is to remain constant for the applicable period).

                                                                                 ABR               Eurodollar
                                                                               Spread                Spread
                                                                               ------              ----------
Prior to Full Clawback Coverage                                                 0.75%                1.75%
                                                                                ----                 ----

Subsequent to Full Clawback Coverage if the Debt Coverage
Ratio is:

          Less than or equal to 2.00:1.00                                       0.25%                 1.25%
                                                                                ====                 ====
          Greater than 2.00:1.00 but less than or equal to 3.00:1.00            0.50%                 1.50%
                                                                                ====                 ====
          Greater than 3.00:1.00                                                0.75%                 1.75%
                                                                                ====                 ====

Each change in the Applicable Rate based on a change in the Current Information shall become effective on the date on which Current Information is delivered to the Lenders pursuant to Section 5.01 (but in any event not later than the 60th day after the end of each of the first three quarterly periods of each fiscal year or the 120th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If, after the occurrence of Full Clawback Coverage, any Current Information is not delivered within the time periods specified in Section 5.01, then, until such Current Information is delivered, the Debt Coverage Ratio at the end of the Rolling Period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.00 to 1.00.

                  "Approved Construction Budget" means the construction budget prepared by the Borrower and approved by the Administrative Agent, the Lenders and the Independent Engineer specifying the cost by category of all Project Costs, as the same may be supplemented or amended from time to time with the approval of the Administrative Agent.

                  "Argo Lenders" means the banks and other financial institutions that are, from time to time, Lenders under this Agreement.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Assignment and Assumption Agreement" means the assignment and assumption agreement dated as of the date hereof by and between Delos Offshore Company, L.L.C., as assignor, and the Borrower, as assignee, relating to the assignment to and assumption by the Borrower of the Platform Hull Construction Contract, the Installation Agreement, the Topsides Construction Contract and the Engineering Services Agreement.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Construction Loan Maturity Date and the date of termination of the Construction Loan Commitments.

                  "Available Cash Flow" has the meaning set forth in Section 2.20(b)(ix).

                  "Base Case Model" means the financial model prepared in good faith by Borrower, and approved by the Administrative Agent in consultation with the Independent Engineer, setting out reasonably expected cash flow, operating expenses, capital costs and debt service of the Project, in each case on a consolidated basis.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Base Equity Contribution Amount" has the meaning set forth in the LLC Agreement and shall be an amount equal to not less than $35,000,000.

                  "Borrower" means Argo, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Sponsor.

                  "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Budgeted Costs" means the approved Project Costs set forth in the Approved Construction Budget.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period, the sum of the aggregate amount of all expenditures of the Borrower and its Subsidiaries on a consolidated basis (other than expenditures made with the proceeds of casualty insurance) for fixed or capital assets made during such period that, in accordance with GAAP, would be classified as capital expenditures.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means the failure of the Sponsor to own, directly or indirectly, 100% of the legal and beneficial equity interest of the Borrower.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Charges" has the meaning set forth in Section 9.13.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or Loans comprising such Borrowing, are Construction Loans or Term Loans.

                  "Clawback Obligation" has the meaning given such term in the Sponsor Agreement.

                  "Closing Date" means the date set forth in the first paragraph of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means the property of the Borrower or any other Person that is subject to a Lien created by any Security Document.

                  "Collateral Agent" means The Chase Manhattan Bank, in its capacity as collateral agent for the Argo Lenders and the EPN Lenders.

                  "Combined Lender" means any Lender that is a member of the Argo Lenders or the EPN Lenders.

                  "Combined Total Credit Percentage" means as to any Combined Lender at any time, the percentage of the aggregate EPN Lender Indebtedness and the aggregate principal amount of the Sponsor's Clawback Obligation owing to such Combined Lender based on such Combined Lender's percentage share with respect to each such obligation as established under this Agreement and the EPN Credit Agreement.

                  "Commitment Fee" means 0.375% per annum from the Closing Date to the Conversion Date of the unused portion of the Construction Loan Commitments; provided that the Commitment Fee shall be 0.125% per annum from the Closing Date until the earlier to occur of (a) the Initial Loan and (b) 90 days after the Closing Date.

                  "Consolidated Cash Available for Debt Service" means, for any Rolling Period, operating cash flow of the Borrower and its Subsidiaries, less Consolidated Mandatory Capital Expenditures made by the Borrower and its Subsidiaries, plus consolidated interest income received by the Borrower and its Subsidiaries, in each case for such period.

                  "Consolidated Debt Service" means, without duplication, for any Rolling Period, an amount equal to the aggregate of (a) principal and interest due and payable on the Term Loans and any other Indebtedness of the Borrower and its Subsidiaries after giving effect to any payments accrued or made during such period under any Interest Rate Agreements, and (b) other fees (if any) that may be payable to the Administrative Agent and the Lenders during such period pursuant to this Agreement.

                  "Consolidated Debt Service Coverage Ratio" means for any Rolling Period the ratio of (a) the Consolidated Cash Available for Debt Service over (b) Consolidated Debt Service, in each case for such period. The Consolidated Debt Service Coverage Ratio will be calculated using the Base Case Model as adjusted to reflect actual results and reasonable projections of future performance.

                  "Consolidated EBITDA" means, without duplication, as to the Borrower and its Subsidiaries, for each Rolling Period, on a consolidated basis, the amount equal to net income of the Borrower and its Subsidiaries less any non-cash income and gains included in net income, plus, to the extent deducted in determining net income, interest expense, depreciation, depletion and impairment, amortization of leasehold and intangibles, other non-cash costs, expenses, charges, write-offs and similar items and taxes; provided that gains or losses on the disposition of assets not in the ordinary course of business shall not be included in Consolidated EBITDA.

                  "Consolidated Mandatory Capital Expenditures" means capital expenditures required to cause the Borrower, its Subsidiaries and the Project to comply with applicable Governmental Requirements and to obtain and maintain all Material Permits.

                  "Consolidated Projected Cash Available for Debt Service" means Consolidated Cash Available for Debt Service determined on a pro forma basis for the period from the date of the then most recent consolidated financial statements of the Borrower and its Subsidiaries until the Final Maturity Date.

                  "Consolidated Projected Debt Service" means, without duplication, for period from the date of the then most recent consolidated financial statements of the Borrower and its Subsidiaries until the Final Maturity Date, a pro forma amount equal to the aggregate of (a) principal and interest (assuming that interest will continue to accrue throughout such period at rates in effect on the date of determination) projected to be due and payable on the Term Loans (excluding the principal payment on the Term Loans due on the Final Maturity Date) and any other Permitted Indebtedness during such period, after giving effect to any payments projected to be made during such period under any Interest Rate Agreements and (b) other fees (if any) that are projected to be payable to the Administrative Agent and the Lenders during such period pursuant to this Agreement.

                  "Consolidated Projected Debt Service Coverage Ratio" means, for the period from the date of the then most recent consolidated financial statements of the Borrower and its Subsidiaries until the Final

Maturity Date, a financial ratio calculated as the quotient of the Consolidated Projected Cash Available for Debt Service over Consolidated Projected Debt Service, in each case for such period.

                  "Construction Contractor" means each counterparty, other than the Borrower, to each Construction Contract.

                  "Construction Contracts" means, collectively, the Platform Hull Construction Contract, the Installation Agreement, the Topsides Construction Contract, the Engineering Services Contract and the Pipeline Installation Contract.

                  "Construction Equity Contribution Amount" has the meaning set forth in the LLC Agreement and shall be equal to $8,000,000.

                  "Construction Loan" means a Loan made pursuant to Section
2.01.

                  "Construction Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make Construction Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Construction Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. The initial amount of each Lender's Construction Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Construction Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Construction Loan Commitments is $95,000,000.

                  "Construction Loan Maturity Date" means the earlier of the Date Certain and the date that is the three month anniversary of the commencement of the Demand Charge Period (as such term is defined in the Processing Agreement).

                  "Contract Schedules" means, collectively, each of the milestone construction schedules for the applicable portion of the Work as set forth in each of the applicable Construction Contracts.

                  "Contingent Equity Contribution Amount" has the meaning set forth in the LLC Agreement and shall be equal to an amount not less than $10,000,000.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Conversion" means the conversion of the outstanding Construction Loans to Term Loans pursuant to the terms and conditions of Sections 2.07 and 4.03. "Converted" has a meaning correlative thereto.

                  "Conversion Date" means the date on which the Conversion occurs.

                  "Date Certain" means January 1, 2002, as the same may be extended once only, for a period of up to 90 days upon the written request of the Borrower delivered to the Administrative Agent and the Lenders at least 30 days, but not more than 60 days, prior to January 1, 2002, which request shall:

                  (a) certify that (i) an event of force majeure shall have occurred and be continuing under any of the Construction Contracts which will prevent Final Completion from occurring on or prior to the Date Certain and (ii) no Default, other than a Default which has occurred as a direct result of such event of force majeure, has occurred and is continuing;

                  (b) designate the date, which date shall not be later than March 31, 2002, to which the Date Certain is requested to be extended;

                  (c) be accompanied by written evidence satisfactory to the Required Lenders (i) that sufficient extensions of termination dates, if any, set forth in the Project Documents are in effect so that such extension shall not result in the termination of any Project Document and (ii) that such extension could not reasonably be expected to result in a Material Adverse Effect;

                  (d) demonstrate to the satisfaction of the Required Lenders that adequate provisions for funding exist to meet any and all Budgeted Costs, known or anticipated Non-Budgeted Costs, operating expenses and Consolidated Debt Service during the period of such extension; and

                  (e) demonstrate to the reasonable satisfaction of the Required Lenders and the Independent Engineer that Final Completion can be reasonably expected to occur during the period of such extension.

In the event that such request shall comply with the requirements set forth above, the Date Certain shall be extended to the date set forth in the Borrower's request; provided, that if at any time during the period of such extension any of the conditions set forth above cease to be true, in the reasonable opinion of the Required Lenders, upon delivery of written notice to the Borrower by the Administrative Agent, such period of extension shall terminate.

                  "Debt Coverage Ratio" means, for any Rolling Period, the ratio of (a) all Indebtedness of the Borrower and its Subsidiaries (other than Subordinated Indebtedness from the Sponsor) as of the last day of such Rolling Period over (b) Consolidated EBITDA for such Rolling Period.

                  "Debt Payment Account" means an account for the deposit of funds from the Project Control Account for the payment of fees, interest on the Loans and principal of the Loans, together with Interest Rate Agreement payments, to be maintained with and under the sole dominion and control of the Administrative Agent.

                  "Debt Service Reserve Account" means an account for the deposit of the Debt Service Reserve Amount to be maintained with and under the sole dominion and control of the Administrative Agent.

                  "Debt Service Reserve Amount" means the amount, as of the date of determination, equal to Consolidated Projected Debt Service for the six-month period immediately following the date of the then most recent financial statements of the Borrower.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Documentation Agent" means Bank One, NA.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Drawings and Specifications" means, collectively, the "Drawings and Specifications" as such term is defined in the Platform Hull Construction Contract, the "Specifications and Drawings" as set forth on Exhibit E to the Topsides Construction Contract, and the "Drawings" and "Specifications" as such terms are defined in the Pipeline Installation Contract, and comprising the drawings and specifications for each component of the Platform and the Project.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "El Paso Entities" means the Borrower, the Sponsor, the Parent, El Paso Energy Corporation, El Paso Production GOM Inc., and any other Affiliate of El Paso Energy Corporation that is a party to a Transaction Document.

                  "Engineering Services Agreement" means the contractor services agreement dated as of May 12, 1999, by and between Delos Offshore Company, L.L.C. and Alliance Engineering Incorporated, and assigned to and assumed by the Borrower pursuant to the Assignment and Assumption Agreement, together with any amendments, modifications or supplements thereto, to the extent permitted hereby.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "EPN Credit Agreement" means that Fourth Amended and Restated Credit Agreement among Leviathan Gas Pipeline Partners, L.P., now known as El Paso Energy Partners, L.P., Leviathan

Finance Corporation, the several lenders from time to time parties thereto, Credit Lyonnais, as syndication agent, BankBoston, N.A., as documentation agent and The Chase Manhattan Bank, as administrative agent, dated as of March 23, 1995, as amended and restated through June 30, 2000, together with any amendments, modifications or supplements thereto.

                  "EPN Lenders" means banks and other financial institutions that are, from time to time, parties to the EPN Credit Agreement.

                  "EPN Lender Indebtedness" means the obligations of the Sponsor owing to the EPN Lenders pursuant to the EPN Credit Agreement and secured by the EPN Security Documents.

                  "EPN Security Documents" means the Security Documents as defined in the EPN Credit Agreement and the Subsidiaries Guarantee as defined in the EPN Credit Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA, other than an event for which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning set forth in Article IX.

                  "Event of Loss" shall mean, with respect to the Project, (a) the loss of all or any material portion of the Project due to destruction or damage beyond repair; (b) the loss of use of all or any material portion of the Project for a period reasonably expected to extend for at least six months for any of the reasons referenced in clause (a); (c) the receipt of insurance proceeds based upon an actual or constructive total loss of the Project; (d) the receipt of insurance proceeds in excess of $1,000,000, except as otherwise provided in Section 5.05(b); (e) the Taking of all or any portion of the Project such that the then remaining portion cannot practically be utilized for the purposes intended; (f) a Taking or requisition by a Governmental Authority for use of the Project (in its entirety or a material portion as aforesaid) for a stated period which shall exceed, or for an indefinite period which is reasonably expected to exceed, six months; or (g) shutdown of the Project as a result of any Governmental Requirement for a period exceeding six consecutive months.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Completion" means the earliest date on which all of the following conditions shall have been met:

                  (a) the Project is mechanically complete, and all material works have been completed satisfactorily under the Construction Contracts;

                  (b) the Project shall have successfully completed the Performance Test;

                  (c) the Administrative Agent shall have received a report of the Independent Engineer confirming the satisfactory completion and commissioning of the Project, and passage of the Performance Test;

                  (d) the Demand Charge Period (as such term is defined in the Processing Agreement) shall have commenced under the Processing Agreement; and

                  (e) all Project Costs shall have been paid, except in the case of punch list items and disputed amounts where sufficient funds, including, without limitation, proceeds from Construction Loans, have been escrowed to cover such remaining Project Costs.

                  "Final Maturity Date" means the earlier to occur of (a) the fifth anniversary of the Conversion Date and (b) the seventh anniversary of the Closing Date.

                  "Financing Documents" means this Agreement, the Notes (if any), the Sponsor Agreement, the Security Documents, the Borrowing Requests and the other documents and security instruments executed and delivered pursuant to or in connection with the Loans.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "force majeure" means the causes, conditions, events or circumstances which are beyond the reasonable control of the Person claiming force majeure, and could not have been avoided or prevented by such Person's reasonable and diligent foresight, planning and implementation. Such causes, conditions, events and circumstances shall include, without limitation, acts of God, war (declared or undeclared), insurrections, hostilities, strikes (other than strikes by such Person's employees, which strikes shall be deemed not to be a force majeure event), lockouts, riots, floods, fires, storms and conduct which would violate any applicable material criminal laws of a Governmental Authority.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Full Clawback Coverage" means the condition achieved when the Borrower has distributed at least $30,000,000 to the Parent as permitted hereunder, which distributions are subject to the "Clawback" obligation of the Sponsor as set forth in the Sponsor Agreement.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Approval" means any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with or registration by or with any Governmental Authority.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Governmental Requirement" means any Governmental Approval, law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, certificate, license, or other direction or requirement (including, but not limited to, any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

                  "Gross Domestic Product Implicit Price Deflator" means the index number specified from time to time in Table 7.13, line 1 entitled the Gross Domestic Product, of the National Income and Products Accounts Selected NIPA Tables of the Survey of Current Business issued by the U.S. Department of Commerce Economic and Statistic Administration Bureau of Economic Analysis, or if such index number ceases to be available or published, the Administrative Agent and the Borrower shall mutually agree upon an alternative index.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement dated as of the Closing Date made by the Borrower in favor of the Administrative Agent for the benefit of itself and the Lenders, together with any amendments, modifications or supplements thereto.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind;

                  (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (c) all obligations of such Person upon which interest charges are customarily paid;

                  (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

                  (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and for borrowed money);

                  (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

                  (g) all Guarantees by such Person of Indebtedness of others;

                  (h) all Capital Lease Obligations in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss;

                  (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; and

                  (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

 The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnitee" has the meaning set forth in Section 9.03(b).

                  "Independent Engineer" means The ABS Group of Companies, Inc.

                  "Independent Insurance Consultant" means Marsh USA Inc.

                  "Information" has the meaning set forth in Section 9.12.

                  "Information Memorandum" means the Confidential Information Memorandum dated June, 2000, relating to the Borrower and the Transactions.

                  "Initial Loan" means the first Construction Loan advanced to the Borrower by the Lenders pursuant to the terms of Section 2.01.

                  "Installation Agreement" means the installation agreement dated as of August 31, 1999, by and between Delos Offshore Company, L.L.C. and MODEC International LLC relating to the installation of the component parts of the Platform, as amended by that certain Amendment No. 1 to Installation Agreement dated as of August 17, 2000, between Delos Offshore Company, L.L.C. and MODEC International LLC, together with any amendments, modifications or supplements thereto, to the extent permitted hereby, and which agreement has been assigned to and assumed by the Borrower pursuant to the Assignment and Assumption Agreement.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the first day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business

Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Construction Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Interest Rate Agreements" means any interest rate swap, cap, collar or similar agreements between the borrower and a financial institution for the transfer or mitigation of interest rate risks related to the Project.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means any interest in any asset or property securing an obligation owed to, or securing a claim by, a Person other than the owner of the asset or property, whether such interest is based on common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including, but not limited to the lien or security interest arising from any mortgage, deed of trust, security agreement, pledge, hypothecation, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, encumbrances, rights of way, covenants, conditions, restrictions, leases and other title exceptions affecting assets or property. For purposes of this Agreement, the Borrower or any Subsidiary of the Borrower shall be deemed to be the owner of any asset or property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to such asset or property has been retained by or vested in some other Person for security purposes.

                  "LLC Agreement" means the Limited Liability Company Agreement of the Borrower dated as of June 28, 2000, together with any amendments, modifications or supplements thereto, to the extent permitted hereby.

                  "Loans" means the Construction Loans and the Term Loans.

                  "Material Adverse Effect" means any event, occurrence or condition which has, or which reasonably could be expected to have, a material and adverse effect on (a) the Project or on the business, assets, operations, financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the Borrower's ability to perform any of its obligations under any Transaction Documents, including this Agreement, (c) the Sponsor's ability to perform its obligations under the Sponsor Agreement, (d) the Parent's ability to perform its equity contribution obligations under the LLC Agreement, (e) the validity or enforceability of any material term of any Transaction Document, or (f) the validity or priority of, or the rights of or benefits available to the Lenders under, this Agreement or any of the other Financing Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Permits" means all Governmental Approvals necessary as of the date of determination for, and material to, the construction, development, use, operation, ownership, or maintenance of the Project.

                  "Material Project Documents" means the following Project Documents and substitutions thereof, in each case in form and substance and with a counter-party reasonably satisfactory to the Administrative Agent and the
Lenders:

                  (a) the Processing Agreement;

                  (b) the performance guaranty agreement dated as of August 23, 2000, from El Paso Energy Corporation in favor of the Borrower guaranteeing performance of El Paso Production GOM Inc. of its obligations under the Processing Agreement;

                  (c) the Construction Contracts; and

                  (d) the LLC Agreement.

                  "Maximum Rate" has the meaning set forth in Section 9.13.

                  "Monthly Distribution Date" means the last day of each month (or if such day is not a Business Day, the first Business Day immediately prior thereto); provided that the Administrative Agent shall have received the financial statements and calculations required by Section 5.01 in form and substance satisfactory to the Administrative Agent at least 15 days prior to such day.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 3(37) or Section 4001(a)(3) of ERISA.

                  "Non-Budgeted Costs" means all Operating Costs that are not Qualified Budgeted Costs.

                  "Note" means any note requested by a Lender pursuant to
Section 2.08 substantially in the form of Exhibit D and evidencing the Loans advanced by such Lender to the Borrower.

                  "Obligations" means (a) each and every obligation, covenant and agreement of the Borrower now or hereafter existing contained in this Agreement or any of the other Financing Documents to which the Borrower is a party, whether for principal, interest, premium, fees, expenses or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, (b) all sums advanced in accordance with the Security Documents to which the Borrower is a party by or on behalf of any Secured Party to protect any of the Collateral purported to be covered thereby, (c) any amounts paid by the Lenders for which indemnification is provided hereunder or in any other Financing Document and (d) amounts paid by any Secured Party in preservation of such Secured Party's rights or interests in the Collateral, together with interest on such amounts from the date such amounts are paid until reimbursement in full at the applicable interest rate and (e) all amounts owing by the Borrower to the Administrative Agent, the Lenders or any Secured Affiliate under any Interest Rate Agreement; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all Indebtedness of the Borrower under any instrument now or hereafter evidencing or securing any of the foregoing.

                  "Operating Account" means an account designated by the Borrower in a written notice given by the Borrower to the Administrative Agent and the Account Bank from time to time, but not later than 11:00 a.m. New York City time on a day that is two Business Days prior to the date any payment is required to be made to such account hereunder.

                  "Operating Budget" means an annual operating budget prepared by the Borrower and approved by the Administrative Agent in consultation with the Independent Engineer, including projected Operating Costs and Capital Expenditures. Any amendment to the Operating Budget proposed by the Borrower shall require the approval of the Administrative Agent (in consultation with the Independent Engineer).

                  "Operating Costs" means, for any period, the amounts expended or owed by the Borrower for the operation and maintenance of the Project, calculated in accordance with GAAP, including, without limitation, payments under the Project Documents, property, sales, environmental, premiums for insurance policies, business management and administrative service fees, capital expenditures, general and administrative expenses, and all other fees and expenses necessary for the continued operation and maintenance of the Project and the conduct of business of the Borrower.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Parent" means Argo I, L.L.C., a Delaware limited liability company, wholly owned by the Sponsor and, as of the Closing Date, the sole member of the Borrower.

                  "Participant" has the meaning set forth in Section 9.04(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Performance Test" means the tests required pursuant to
Article 19 of the Installation Agreement necessary to determine that the Platform is ready for use by the Borrower.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens, imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (c) Liens incurred (other than any inchoate Lien imposed by ERISA) or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, construction, operating and maintenance agreements, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, in each case having ordinary and customary terms;

                  (d) easements, rights-of-way, restrictions, servitudes, permits, reservations, encroachments, exceptions, conditions, covenants and other similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (e) inchoate Liens arising under ERISA;

                  (f) any obligations or duties affecting any of the assets of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such asset for the purposes for which it is held;

                  (g) defects, irregularities and deficiencies in title of any rights-of-way or other property of the Borrower or any Subsidiary of the Borrower which in the aggregate do not materially and adversely affect the business of the Borrower of any of its Subsidiaries, and defects, irregularities and deficiencies in title to any property of the Borrower and its Subsidiaries which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation; and

                  (h) security interests arising by operation of law solely under Article 2 of the Uniform Commercial Code to the extent and so long as the "debtor" with respect to such security interests does not have or does not lawfully obtain possession of the goods subject thereto;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) marketable direct obligations issued by any state or public instrumentality thereof maturing within one year from the date of acquisition thereof, and at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw- Hill Companies, Inc. (or any successor statistical rating organization, "S&P"), or Moody's Investors Service, Inc. (or any successor statistical rating organization, "Moody's");

                  (c) investments in commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody's;

                  (d) investments in certificates of deposit or banker's acceptances maturing within one year from the date of acquisition thereof issued by (i) any Lender, (ii) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus and undivided profits of not less than $500,000,000 or (iii) any bank which has a short-term commercial paper rating meeting the requirements of clause (c) above (any such Lender or bank, a "Qualifying Lender");

                  (e) investments in eurodollar time deposits having a maturity of less than one year purchased directly from any Lender (whether such deposit is with such Lender or any other Lender hereunder) or issued by any Qualifying Lender; and

                  (f) fully collateralized repurchase agreements and reverse repurchase agreements with a term of not more than 14 days with any Qualifying Lender relating to securities described in clause (a) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Pipeline Installation Contract" means the offshore pipeline installation agreement dated as of August 17, 2000, by and between Argo, L.L.C. and Allseas Construction Contractors, S.A., as company formed under the laws of the Netherlands, relating to the construction and installation of the pipeline gathering system of the Project, together with any amendments, modifications or supplements thereto, to the extent permitted hereby.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Platform" means the Moses class tension leg platform constructed in accordance with and pursuant to the terms and provisions of the Platform Hull Construction Contract and the Topsides Construction Contract and installed on behalf of the Borrower in Block 1003, of the Ewing Bank Area, Outer Continental Shelf, Gulf of Mexico in accordance with and pursuant to the terms and provisions of the Installation Agreement.

                  "Platform Hull Construction Contract" means the Fabrication Agreement dated as of July 16, 1999, between Delos Offshore Company, L.L.C. and MODEC International LLC, relating to the construction of the hull for the Platform, as amended by that certain Amendment No. 1 to Fabrication Agreement dated as of August 31, 1999, by and between Delos Offshore Company, L.L.C. and MODEC International LLC, and as further amended by that certain Amendment No. 2 to Fabrication Agreement dated as of August 17, 2000, by and between Delos Offshore Company, L.L.C. and MODEC International LLC, together with any amendments, modifications or supplements thereto, to the extent permitted hereby, and has been assigned to and assumed by the Borrower pursuant to the Assignment and Assumption Agreement.

                  "Pledge Agreement" means the pledge agreement dated as of the date hereof by the Parent pledging all of its equity interest in the Borrower to the Administrative Agent for the benefit of itself and the Lenders, together with any amendments, modifications or supplements thereto.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Prince Field Reserves" means all of the interest in the lands in Blocks 958 (S/2), 959 (S/2), 1002 (E/2) and 1003, Ewing Bank Area, Outer Continental Shelf, Gulf of Mexico.

                  "Processing Agreement" means that certain Processing Agreement dated as of August 23, 2000, by and between Argo, L.L.C. and El Paso Production GOM Inc., together with any amendments, modifications or supplements thereto, to the extent permitted hereby.

                  "Project" means the construction, installation and operation of the Platform with all of its associated deck and topside facilities, and associated gas and oil gathering and transmission pipelines, for the processing of oil, gas and water produced from the Prince Field Reserves.

                  "Project Account" means any of the Project Control Account, the Debt Payment Account and the Debt Service Reserve Account.

                  "Project Control Account" has the meaning set forth in Section 2.20.

                  "Project Costs" means the aggregate amount of all costs and expenses (without duplication) to (a) complete construction and attain Final Completion of the Project (including, without limitation, development, design, engineering, testing, start-up and initial operation until the Conversion Date) in accordance with the Project Documents, (b) ensure that the Project will meet all Governmental Requirements when construction is completed, (c) ensure all of the Borrower's obligations under the Project Documents and (d) complete the financing of the Project. Expenses shall include, without limitation, consulting fees of the Independent Engineer and other consultants, legal fees and disbursements, project development and construction management expenses and fees, interest and fees with respect to the Construction Loans, fees and expenses associated with arranging and syndicating the Loans.

                  "Project Documents" means all of the contracts relating to ownership, design, development, construction, operation and maintenance of the Project (as such contracts may be amended, modified, supplemented or replaced from time to time) each in form and substance satisfactory to the Administrative Agent and the Lenders, including but not limited to the Material Project Documents.

                  "Project Revenues" means, for any period, all cash revenues or income of the Borrower, including, without limitation, revenues received pursuant to the Processing Agreement, interest and other income earned on amounts in the Project Control Account, proceeds paid or credited to the Borrower from any business interruption insurance policies, but excluding any payments received under any Interest Rate Agreements.

                  "Qualified Operating Costs" means actual Operating Costs incurred or payable by the Borrower that, when aggregated with all Operating Costs incurred or payable by the Borrower during any calendar year up to the relevant date of determination, do not exceed 110% of the projected Operating Costs for such period set forth in the Operating Budget.

                  "Quarterly Date" means the last day of the third calendar month of the first fiscal quarter immediately subsequent to the month in which the Conversion Date occurs and, thereafter, the last day of each fiscal quarter, and the Final Maturity Date.

                  "Register" has the meaning set forth in Section 9.04(c).

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time prior to the Conversion Date, Lenders having unused Construction Loan Commitments representing at least 51% of the sum of the total unused Construction Loan Commitments at such time, and, at any time after the Conversion Date, Lenders having at least 51% of the outstanding Term Loans.

                  "Recovery Account" has the meaning set forth in Section 5.05(b)(vi).

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any equity interest of the Borrower or any option, warrant or other right to acquire any such equity interest of the Borrower and any payment with respect to Subordinated Indebtedness.

                  "Rolling Period" means any period of four consecutive fiscal quarters; provided that for purposes of calculating the Consolidated Debt Service Coverage Ratio subsequent to the Conversion Date, the term "Rolling Period" shall mean the most recently ended fiscal quarter plus each full fiscal quarter subsequent to Final Completion until four full fiscal quarters have elapsed from the date of Final Completion.

                  "Secured Affiliate" means any Affiliate of any Lender that has entered into an Interest Rate Agreement with the Borrower or any of its Subsidiaries with the obligations of the Borrower or such Subsidiary thereunder being secured by one or more Security Documents.

                  "Secured Parties" means the Administrative Agent, the Lenders and the Secured Affiliates.

                  "Security Documents" means the Guarantee and Collateral Agreement, the Pledge Agreement, each consent executed by a Construction Contractor relating to the assignment of its Construction Contract under the Guarantee and Collateral Agreement and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Subsidiary of the Borrower or any other Person as security for the payment and performance of the Obligations.

                  "Sponsor" means El Paso Energy Partners, L.P., a Delaware limited partnership.

                  "Sponsor Agreement" means that certain Sponsor Agreement dated as of the Closing Date by the Sponsor for the benefit of the Administrative Agent and the Lenders containing the clawback obligation of the Sponsor with respect to the final scheduled payment on the Term Loans.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" means Indebtedness of the Borrower owing to the Sponsor or an Affiliate of the Sponsor and that is subordinated to the Obligations as provided in the Terms of Subordination attached hereto as Exhibit F.

                  "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Syndication Agent" means First Union National Bank.

                  "Taking" means the condemnation, confiscation or seizure of title by any Governmental Authority of all or any portion of the Project.

                  "Taxes" means any and all present or future taxes, assessments, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loans" means the Loans made to the Borrower on the Conversion Date pursuant to the Conversion.

                  "Term Repayment Amount" means aggregate principal amount of the Term Loans as of the Conversion Date, after giving effect to the Conversion, less $30,000,000.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Topside Construction Contract" means the Fabrication Agreement dated as of May 19, 2000, by and between Delos Offshore Company, L.L.C. and Omega Service Industries, Inc. relating to the deck, vent boom and other topside facilities for the Platform, together with any amendments, modifications or supplements thereto, to the extent permitted hereby, and which contract has been assigned to and assumed by the Borrower pursuant to the Assignment and Assumption Agreement.

                  "Total Project Cost" means the total of all Project Costs incurred prior to the Conversion Date.

                  "Transaction Documents" means this Agreement, the Project Documents, the Financing Documents and all other documents, agreements, instruments and certificates in connection with the foregoing.

                  "Transaction Party" means a Person that is a party to a Transaction Document.

                  "Transactions" means the execution, delivery and performance by the Borrower of the Transaction Documents, borrowing of Loans, and the use of the proceeds thereof.

                  "Type" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate and the Alternate Base Rate.

                  "Variation" means any variation to the Work, the scope of Work, any contract schedule or other milestone schedule under the Construction Contracts, or the Drawings and Specifications.

                  "Variation Order" means any "variation order" under the Platform Hull Construction Contract and the Installation Agreement or any "change order" under the Topsides Construction Contract and the Pipeline Installation Contract or other request or order for any Variation.

                  "Welfare Plan" means any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Withdrawal Request" means in relation to a request for withdrawal from the Project Control Account or the Debt Service Reserve Account, a request substantially in the form of Exhibit E.

                  "Work" means with respect to the Project, collectively, the "Work" as such term is defined in each of the Construction Contracts.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Construction Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Construction Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Construction Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Construction Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, real or personal, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, except as otherwise provided herein, applied on a basis consistent with the financial statements delivered for the period ending and as of June 30, 2000.

                                   ARTICLE II

                                    The Loans

                  SECTION 2.01. Construction Loans. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Construction Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount not to exceed the amount set forth next to such Lender's name as its "Construction Loan Commitment" on Schedule 2.01. Any Construction Loan or portion thereof which is prepaid cannot be reborrowed.

                  (b) The proceeds of Construction Loans shall be applied by the Borrower exclusively to the payment of, or to reimburse the Borrower for the payment of, actual Project Costs; provided, however, that if all the conditions for Conversion have been satisfied and there remains unused Construction Loan Commitments on the day immediately preceding the Conversion Date, the Borrower may request Construction Loans in an amount equal to such unused Construction Loan Commitments, which Construction Loans shall be advanced on the Conversion Date immediately prior to Conversion and the Borrower may use the funds from such Construction Loans to fund the Debt Service Reserve Amount. Additionally, as permitted by and subject to the conditions of Section 6.06, the Borrower may use funds from such Construction Loans, to the extent available after satisfaction of all Project Costs, to make a one time distribution to Parent on the Conversion Date.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Construction Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Construction Loan Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Construction Loan Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.

                  SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                           (i) the aggregate amount of the requested Borrowing;

                           (ii) the date of such Borrowing, which shall be a
                  Business Day;

                           (iii) whether such Borrowing is to be an ABR
                  Borrowing or a Eurodollar Borrowing;

                           (iv) in the case of a Eurodollar Borrowing, the
                  initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

                           (v) the location and number of the Project Control
                  Account into which the funds are to be disbursed; and

                           (vi) attached thereto information relating to the
                  Project Costs for which such Borrowing is requested.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Project Control Account.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case
of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.02 if the Borrower were requesting Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                           (i) the Borrowing to which such Interest Election
                  Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                           (ii) the effective date of the election made pursuant
                  to such Interest Election Request, which shall be a Business Day;

                           (iii) whether the resulting Borrowing is to be an ABR
                  Borrowing or a Eurodollar Borrowing; and

                           (iv) if the resulting Borrowing is a Eurodollar
                  Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.06. Termination and Reduction of Construction Loan Commitments. (a) Unless previously terminated, the Construction Loan Commitments shall terminate on the earlier to occur of (i) the Conversion Date and (ii) the Construction Loan Maturity Date, and the obligation of any Lender to Convert the Construction Loans to Term Loans shall terminate at the close of business on such earlier date with respect to any Construction Loans not so Converted.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Construction Loan Commitments; provided that (i) each reduction of the Construction Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower has demonstrated to the satisfaction of the Required Lenders and the Independent Engineer that sufficient committed funds (excluding the Contingent Equity Contribution Amount) will be available to meet all Budgeted Costs and to achieve Final Completion.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Construction Loan Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Construction Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Construction Loan Commitments shall be permanent. Each reduction of the Construction Loan Commitments shall be made ratably among the Lenders in accordance with their respective Construction Loan Commitments.

                  SECTION 2.07. Conversion to Term Loans. At the option of the Borrower and subject to the satisfaction of the conditions precedent for a Conversion set forth in Section 4.03, upon written notice delivered to the Administrative Agent no earlier than 60 days and no later than 30 days prior to the proposed Conversion Date, the aggregate principal amount of any Construction Loans remaining outstanding immediately prior to the close of the Administrative Agent's business on the Conversion Date shall automatically convert to Term Loans maturing on the Final Maturity Date. Any Term Loans that are prepaid may not be reborrowed.

                  SECTION 2.08. Evidence of Debt. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note substantially in the form of Exhibit D payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.09. Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay (i) on the Construction Loan Maturity Date to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Construction Loan not Converted to Term Loans on such date, (ii) to the Administrative Agent for the account of each Lender the outstanding principal of the Term Loans equal to the Term Repayment Amount in twenty equal quarterly installments commencing on the first Quarterly Date following the Conversion Date and on each Quarterly Date thereafter and the then unpaid principal amount of the Term Loans on the Final Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  SECTION 2.10. Optional and Mandatory Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with this Section. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Construction Loan Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Eurodollar Borrowing as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12. The Borrower shall also submit with each prepayment notice for a partial prepayment evidence satisfactory to the Administrative Agent and the Independent Engineer that after giving effect to such partial prepayment, there remains sufficient funds available to the Borrower under this Agreement, the Construction Equity Contribution Amount and the Contingent Equity Contribution Amount to complete the Project.

                  (b) If, after giving effect to any reduction or termination of the Construction Loan Commitments, the aggregate principal amount of all Loans then outstanding is in excess of aggregate Construction Loan Commitments, the Borrower shall make a prepayment of Loans in an amount equal to such excess, together with accrued interest thereon and any related costs (including funding losses, if any, resulting from such prepayment being made other than on the last day of an Interest Period with respect to any Eurodollar Loan as provided in
Section 2.15). Any such prepayment shall be payable in full on the date on which the reduction or termination of the Construction Loan Commitments pursuant to
Section 2.06 becomes effective.

                  (c) If an Event of Loss with respect to the Project shall occur, then the Borrower shall prepay an aggregate principal amount of the Loans equal to the funds received as proceeds from such Event of Loss, together with accrued interest thereon to the date of prepayment and any related costs (including funding losses, if any, resulting from such prepayment being made other than on the last day of an Interest Period with respect to any Eurodollar Loan as provided in Section 2.15), on or before the 60th day following the date of the determination of the occurrence of such Event of Loss or within 90 days of the event giving rise to such determination, whichever period is shorter; provided that, if the Borrower shall have given the Administrative Agent written notice on or before the 60th day following the date of determination of the occurrence of such Event of Loss or within 90 days of the event giving rise to such determination, whichever period is shorter, stating that it believes the Project could be repaired and/or restored and the conditions of 5.05(b) could be satisfied, and that the Borrower is diligently working to obtain the necessary information to meet the conditions of Subsection 5.05(b), the Borrower may defer such prepayment of the Loans and compliance with the provisions of Subsection 5.05(b) for a period of up to 30 additional days. From the date of the determination of the occurrence of such Event of Loss, the Borrower shall provide to the Administrative Agent a monthly status report describing the status of discussions with contractors and insurers or Governmental Authorities, as the case may be (including information on cost and scheduling estimates). On such date of prepayment, any funds constituting proceeds from such Event of Loss shall (to the extent not already so applied) be applied in satisfaction (to the extent of such proceeds) of such obligation to prepay the Loans.

                  (d) At any time the Borrower shall receive net proceeds from any sale or disposition of any asset or property in excess of $1,000,000 in the aggregate during any calendar year, 100% of such net proceeds shall be applied on such date toward the prepayment of the Loans.

                  (e) At any time the Borrower shall receive liquidated damages or other amounts owed by any Construction Contractor under any Construction Contract as penalties for performance, 100% of such funds so received shall be applied on such date toward the prepayment of the Loans.

                  (f) Following the Conversion Date, any prepayments made pursuant to this Section 2.10, whether mandatory or optional, with respect to the Loans, shall be applied in inverse order to the remaining scheduled installment payments of principle on the Term Loans.

                  (g) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment.

                  SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender the Commitment Fee, which shall accrue on the daily amount of the unused

Construction Loan Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Construction Loan Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the first day of March, June, September and December of each year and on the date on which the Construction Loan Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Commitment Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, and at the maturity thereof; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve,
                  special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                           (ii) impose on any Lender or the London interbank
                  market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any, Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(a) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York 10017. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required by it to be made by it pursuant to Section 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.19. No Approval of Work. The making of any Loan shall not be deemed an approval or acceptance by the Administrative Agent or the Lenders of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

                  SECTION 2.20. Project Control Account. (a) The Borrower shall establish by the Closing Date and maintain at the Borrower's expense an interest-bearing account (the "Project Control Account") under the Administrative Agent's control with the Account Bank, and the Borrower shall deposit or cause to be deposited in the Project Control Account: (i) all Project Revenues to be received by the Borrower, (ii) all proceeds of Construction Loans advanced to the Borrower hereunder, (iii) all proceeds of the Base Equity Contribution Amount, (iv) all proceeds of the Construction Equity Contribution Amount, (v) all proceeds of the Contingent Equity Contribution Amount, (vi) all proceeds of any insurance award or award received in connection with any Taking,
(vii) all proceeds of any Interest Rate Agreements, (viii) all proceeds of any Project Document that are not included in Project Revenues (including, without limitation, any damages or liquidated damages in connection with any of the Project Documents) and any guarantees, letters of credit or bonds supporting the obligations of any Person party thereto other than the Borrower, (ix) all amounts transferred from the Debt Service Reserve Account, (x) all cash on hand of the Borrower on the Effective Date that represents the Base Equity Contribution Amount, (xi) all proceeds of any Subordinated Indebtedness, and
(xii) any other amounts received by the Borrower. Notwithstanding the foregoing provisions of this Section 2.20(a), all other sums identified expressly as required to be deposited into the Debt Service Reserve Account in accordance with the terms hereof shall be so deposited.

         (b) Provided that no Default shall have occurred and be continuing, on the date that the Initial Loan is funded, on the Conversion Date, with respect to a one time permitted payment as contemplated by Sections 2.01 and 6.06, and on each Monthly Distribution Date (or each Quarterly Date subsequent to the Conversion Date with respect to subsections (vii) and (viii) below), the Administrative Agent shall withdraw and transfer amounts from the Project Control Account (insofar as sufficient funds are available therein) or retain in a subaccount established therein and apply the same at the times, and the amounts and in the following priorities:

                  (i) first, from time to time, as and when instructed in writing by the Borrower and in accordance with the relevant Withdrawal Request, withdraw the amount specified therein as the amount needed to pay the aggregate amount of Budgeted Costs and Qualified Operating Costs due and payable and permitted to be incurred under this Agreement;

                  (ii) second, after making the withdrawals specified in priority first above, if any, as and when instructed in writing by the Borrower and in accordance with the relevant Withdrawal Request, withdraw the amount specified therein as the amount needed to pay the aggregate amount of Consolidated Mandatory Capital Expenditures due and payable and permitted to be incurred under this Agreement;

                  (iii) third, after making the withdrawals specified in priorities first and second above, if any, as and when instructed in writing by the Borrower and in accordance with the relevant Withdrawal

         Request, on each Monthly Distribution Date, or if such funds are not then available, the next succeeding Business Day following the day such funds are available, withdraw and transfer to the Debt Payment Account the amount specified in such instructions as needed to pay any fees, costs and expenses payable by the Borrower under the Financing Documents (together with any interest accrued but unpaid thereon) then due and unpaid as of such Monthly Distribution Date;

                  (iv) fourth, after making the withdrawals specified in priorities first through third above, if any, as and when instructed in writing by the Borrower and in accordance with the relevant Withdrawal Request, on each Monthly Distribution Date, or if such funds are not then available, the next succeeding Business Day following the day such funds are available, withdraw and transfer to the Debt Payment Account an amount specified in such instructions as equal to the aggregate amount of (A) interest due on any Loan, and (B) any scheduled payment due from the Borrower to any Interest Rate Agreement counterparty under any Interest Rate Agreement, in each case, as of such Monthly Distribution Date;

                  (v) fifth, after making the withdrawals specified in priorities first through fourth above, if any, as and when instructed in writing by the Borrower and in accordance with the relevant Withdrawal Request, on each Monthly Distribution Date, or if such funds are not then available, the next succeeding Business Day following the day such funds are available, withdraw and transfer to the Debt Payment Account an amount specified in such instructions as equal to the amount of (A) any principal due on any Loan and (B) any termination payment due from the Borrower to any Interest Rate Agreement counterparty under any Interest Rate Agreement, in each case, as of such Monthly Distribution Date;

                  (vi) sixth, after making the withdrawals specified in priorities first through fifth above, if any, as and when instructed in writing by the Borrower and in accordance with the relevant Withdrawal Request, on each Monthly Distribution Date, or if such funds are not then available, the next succeeding Business Day following the day such funds are available, withdraw and transfer to the Debt Payment Account
         (A) the amount specified in such instructions as needed to pay any fees, costs and expenses payable by the Borrower under the Financing Documents (together with any interest accrued but unpaid thereon) that will become or is scheduled to become due and payable before the next Monthly Distribution Date, (B) an amount specified in such instructions as equal to the aggregate amount of (w) interest due on any Loan, and
         (x) any scheduled payment due from the Borrower to any Interest Rate Agreement counterparty under any Interest Rate Agreement, in each case, that is scheduled to become due and payable before the next Monthly Distribution Date, and (C) an amount specified in such instructions as equal to the amount of (y) any principal due on any Loan and (z) any termination payment due from the Borrower to any Interest Rate Agreement counterparty under any Interest Rate Agreement, in each case, that is scheduled to become due and payable before the next Monthly Distribution Date;

                  (vii) seventh, after making the withdrawals specified in priorities first through sixth above, if any, from time to time, to the extent that the sum of cash on deposit in the Debt Service Reserve Account is less than the Debt Service Reserve Amount, withdraw and transfer to the Debt Service Reserve Account, amounts (when combined with the amounts then on deposit in the Debt Service Reserve Account) needed to satisfy the Debt Service Reserve Amount;

                  (viii) eighth, after making the withdrawals specified in priorities first through seventh above, if any, from time to time, to the extent that such payments are permitted by the terms of subordination to which such Indebtedness is subject, payments of principal and interest accrued and owing on Subordinated Indebtedness;

                  (ix) ninth, after making the withdrawals specified in priorities first through eighth above, if any, as and when instructed in writing by the Borrower and in accordance with the relevant Withdrawal Request on each Quarterly Date after the Conversion Date to the extent that the Borrower shall have certified to the Collateral Agent in writing that all of the conditions set forth in clauses (i) through (iv) of Section 6.06 will be satisfied immediately before and immediately after giving effect to such withdrawal, withdraw and transfer to each member of the Borrower an amount of cash specified in such instructions as equal to the aggregate amount of cash on deposit in the Project Control Account which is available for a Restricted Payment after receipt of the foregoing certificate ("Available Cash Flow"); and

                  (x) tenth, after making the withdrawals specified in priorities first through ninth above, if any, as and when instructed in writing by the Borrower and in accordance with the relevant Withdrawal Request on each Quarterly Date after the Conversion Date, (which certification shall have been confirmed in writing by the Administrative Agent to the best of its knowledge to the Collateral Agent), withdraw and transfer to the Operating Account an amount equal to Available Cash Flow for application by the Borrower in its discretion, subject to the terms hereof.

                  (c) Upon the Final Maturity, all amounts remaining in the Project Control Account after the payment of all Obligations shall be disbursed to the Borrower.

                  (d) Each Withdrawal Request delivered by the Borrower pursuant to this Section 2.20 shall be delivered to the Administrative Agent and the Account Bank not less than three Business Days prior to each Monthly Distribution Date.

                  SECTION 2.21. Debt Service Reserve Account. (a) The Administrative Agent shall, on or prior to the date of the Initial Loan, establish and maintain at the Borrower's expense an interest-bearing account (the "Debt Service Reserve Account") with the Account Bank. On or prior to the Conversion Date, there shall be deposited to the Debt Service Reserve Account
(i) proceeds of any Construction Loan which are designated by the Borrower for deposit to the Debt Service Reserve Account pursuant to Section 2.01(b), (ii) proceeds of the Contingent Equity Contribution Amount designated by the Borrower for application to the Debt Service Reserve Account; provided that (as to both clauses (i) and (ii) above) all Project Costs have been paid or escrowed as of the date of such application, and (iii) all amounts required to be so deposited from the Project Control Account pursuant to Section 2.20(b)(vii).

                  (b) Provided that no Default shall have occurred and be continuing, on any Monthly Distribution Date, in the event that (i) the Consolidated Debt Service Coverage Ratio for the most recently ended Rolling Period is equal to or greater than 1.30:1.00, (ii) the Consolidated Projected Debt Service Ratio is equal to or greater than 1.30:1.00 and (iii) the cash amount on deposit in the Debt Service Reserve Account exceeds the Debt Service Reserve Amount as calculated on such day, then the Borrower shall be entitled to make a Withdrawal Request for any such excess cash on deposit in the Debt Service Reserve Account to be withdrawn and transferred to the Project Control Account.

                  (c) The Administrative Agent, may, at any time, request that the Account Bank pay to it, on the date specified in such notice, from such sums as are on deposit in the Debt Service Reserve Account, the amount stated in such notice as being required to pay any Obligations due and payable but unpaid.

                  (d) Any amounts deposited in the Debt Service Reserve Account may be invested at the instruction of the Borrower in Permitted Investments.

                  (e) Each Withdrawal Request delivered by the Borrower pursuant to this Section 2.21 shall be delivered to the Administrative Agent and the Account Bank not less than three Business Days prior to each Monthly Distribution Date.

                  SECTION 2.22. Debt Payment Account. (a) The Administrative Agent shall, on or prior to the date of the Initial Loan, establish and maintain at the Borrower's expense an account (the "Debt Payment Account") with the Account Bank.

                  (b) On each Monthly Distribution Date, there shall be deposited to the Debt Payment Account all amounts required to be so deposited from the Project Control Account pursuant to clauses (iii), (iv) , (v) and (vi) of Section 2.20(b) above.

                  (c) Provided that no Event of Default shall have occurred and be continuing, on each Interest Payment Date, on each date on which a payment of principal on the Loans is due, on each date that a scheduled payment or a termination payment with respect to any Interest Rate Agreement is due or on any date on which Commitment Fees or other fees become due and payable, amounts in the Debt Payment Account shall be automatically withdrawn and transferred to the Administrative Agent, the Lenders or the relevant Interest Rate Agreement counterparty, as the case may be, to be applied to the obligations as set forth in clauses (iii), (iv), (v) and (vi) of Section 2.20(b) above in the order that such amounts become due and in the order of priority established by Section 2.20(b).

                                   ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to each Lender and the Administrative Agent as follows (such representations and warranties being made as of the Closing Date and, to the extent provided herein, on each subsequent date on which such representations and warranties are made or deemed to be made hereunder):

                  SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. (a) The execution, delivery and performance by the Borrower of each Transaction Document to which it is a party are within such party's limited liability company powers, have been duly authorized by all necessary partnership or limited liability company action and do not contravene any provision of the organizational documents of such Person, any Governmental Requirement or contractual obligation binding on or affecting such party or any of its properties or assets that could reasonably be expected to have a Material Adverse Effect, and such execution, delivery and performance do not and will not result in or require the creation of any Lien upon or with respect to any of its properties, other than Permitted Encumbrances and the other Liens created or permitted by the Financing Documents, or result in the acceleration of any obligation under, or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under any contractual obligation of such party. This Agreement has been, and each other Transaction Document to which the Borrower will be a party when delivered hereunder will have been, duly executed and delivered by the Borrower, the Parent or the Sponsor, as the case may be. The Borrower and each of its Subsidiaries is in compliance with and not in default under any and all Governmental Requirements, all terms and provisions of all contractual obligations of such parties unless such noncompliance would not reasonably expected to have a Material Adverse Effect.

                  (b) This Agreement and each other Transaction Document to which the Borrower or each of its Subsidiaries is a party are legal, valid and binding obligations of the Borrower or such Subsidiary enforceable against the Borrower or such Subsidiary in accordance with their respective terms, subject to the qualification that the enforcement of the rights and remedies herein and therein is subject to (a) bankruptcy and other similar laws of general application affecting rights and remedies of creditors and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Borrower has delivered to the Administrative Agent and the Lenders true and compete copies of each executed Transaction Document and, except as disclosed to the Administrative Agent and the Lenders in writing, none of the Transaction Documents (other than this Agreement) have been amended, modified or terminated. The Borrower has not given or received any notice of default under any Transaction Document. Neither the Borrower, any El Paso Entity nor, to the Borrower's knowledge, any other Transaction Party is in default under any executed Transaction Document.

                  SECTION 3.03. Governmental Approvals; Material Permits; No Conflicts. (a) All Governmental Approvals, including without limitation, all Material Permits, that are required to be obtained or made by the Borrower or any Subsidiary in connection with (a) the construction, development, use, ownership and maintenance of the Project and (b) the Borrowings and granting of Liens under, and the execution, delivery and performance by the Borrower of, the then existing Transaction Documents, have been obtained and are in full force and effect. No material change in the facts or circumstances reported or assumed in the applications for the granting of such Material Permits exists (except such change which could not result in any revocation of such Material Permits or any fine, penalty or other action being taken against the Borrower or any Subsidiary by any Governmental Authority), and there are not any proceedings pending or, to the knowledge of the Borrower, threatened which would jeopardize the validity of such Material Permits. The Borrower does not have any reason to believe that it or any Subsidiary will be unable to obtain or maintain the Material Permits in the ordinary course of business and at such time or times as may be necessary to avoid any substantial delay in, or material impairment to, the consummation and performance of the Transactions.

                  (b) All Governmental Approvals and other filings, recordings, registrations and other actions have been made, obtained and taken in all relevant jurisdictions that are necessary to create and perfect the Liens provided for in the Security Documents, and the Administrative Agent, for the benefit of the Secured

Parties, will hold the Liens provided for in the Security Documents, and the Security Documents shall constitute a valid, direct, continuing first priority Lien on the Collateral, subject only to Permitted Encumbrances and other Liens permitted by the Financing Documents.

                  (c) The execution, delivery and performance by the Borrower or any of its Subsidiaries of the Financing Documents, including this Agreement, and the Project Documents and the construction and operation of the Project do not contravene or violate any provision of the organizational documents or by-laws of the Borrower or such Subsidiary.

                  SECTION 3.04. No Material Adverse Change; Material Obligations. Since the Closing Date, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and each of its Subsidiaries, taken as a whole, or the Project. As of the Closing Date, the Borrower has not begun operations, has no material assets other than the Construction Contracts and has not entered into any material agreements or incurred any material obligations other than as contemplated by this Agreement or the Project Documents.

                  SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has marketable title to the property material to its business, free and clear of all Liens except for Permitted Encumbrances or Liens otherwise permitted or contemplated by this Agreement or the other Financing Documents.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business or to the construction and operation of the Project, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There is no action, suit or proceeding by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which (i) could reasonably be expected to result in a Material Adverse Effect or (ii) challenges the validity of this Agreement, any Note, any other Financing Document or the Project Documents.

                  (b) The Borrower's and its Subsidiaries' conduct of operations on their respective properties is in substantial compliance with all applicable orders of any court or Governmental Authority and all applicable Environmental Laws, except where the failure to comply with such orders or Environmental Laws could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (i) has failed to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability in each case that could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all Governmental Requirements applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment Company Act Status. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United State of America or any "State," as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Borrower and its Subsidiaries of this Agreement and the other Financing Documents and their respective performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

                  SECTION 3.09. Public Utility Holding Company Act Status. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company"or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.10. Taxes. Each of the Borrower and its Subsidiaries has (a) timely filed or caused to be filed all Tax returns and reports required to have been filed, and (b) paid or caused to be paid all Taxes levied upon it or any of its property or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof if required in accordance with GAAP for the payment thereof, except such interest and penalties as are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has set aside on its books adequate reserves for the payment thereof as required by GAAP.

                  SECTION 3.11. ERISA. No ERISA Reportable Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Reportable Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower, any of its Subsidiaries, nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the Closing Date sponsored, maintained or contributed to, any Plan or any Multiemployer Plan.

                  SECTION 3.12. Disclosure. (a) The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject.

                  (b) Neither the Information Memorandum nor any of the other statements, exhibits, documents, reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Financing Document or delivered hereunder or in any other Transaction Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than omissions that pertain to matters of a general economic nature); provided, however, it is understood that, with respect to such Information Memorandum, statements, exhibits, documents, reports, financial statements, certificates or other information, any estimates or projections contained therein are based upon information that was currently available and believed to be correct and upon assumptions believed to be reasonable at the time and the Borrower does not warrant that such estimates and projections will ultimately prove to have been accurate. The representations and warranties made by the Borrower and the other El Paso Entities in each Transaction Document are true and correct in all material respects, and, to the best of the Borrower's knowledge, the representations and warranties made by the Transaction Parties (other than the Borrower and the other El Paso Entities) in each Transaction Document are true and correct in all material respects. There is no fact known to the Borrower that has not been disclosed in writing to the Lenders that could be expected to have a Material Adverse Effect.

                  SECTION 3.13. Business of the Borrower. (a) The sole business of the Borrower is the ownership, development, construction, financing and operation of the Project.

                  (b) All insurance required by Section 5.05 is in full force and effect.

                  (c) No event of force majeure under any Transaction Document has occurred and is occurring that could be expected to result in the termination of any Transaction Document or to have a Material Adverse Effect. Neither the business nor the property of the Borrower or any of its Subsidiaries has been affected in a manner that has had or could reasonably be expected to have a Material Adverse Effect as a result of any Taking.

                  (d) All easements, leaseholds, other property interests, all utility and other services, means of transportation, facilities, other materials and other rights that are necessary for the acquisition, development, construction, installation and operation of the Project in accordance with all Governmental Requirements and the Transaction Documents (including, without limitation, gas, electrical, water and sewage services and facilities) have been procured pursuant to Transaction Documents or are otherwise commercially available to the Project and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials and rights.

                  (e) None of the proceeds from the Borrowings will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                  SECTION 3.14. Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries.

                  SECTION 3.15. Construction Contracts. None of the Construction Contractors has informed the Borrower of any, and to the best of the Borrower's knowledge there is no, inconsistency between the Drawings and Specifications and the actual construction of the Project which would constitute a Variation not permitted by Section 6.16.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make the Initial Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), in each case in a manner satisfactory to the Administrative Agent and the Lenders:

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) Gregory W. Jones, in-house counsel of the Sponsor, substantially in the form of Exhibit B-2 and (iii) Phelps Dunbar, LLP, Louisiana counsel for the Borrower, substantially in the form of Exhibit B-3, each such opinion covering such matters relating to the Borrower, the Sponsor, the Parent, this Agreement or the Transactions as the Lenders shall reasonably request. The Borrower hereby requests each such counsel to deliver its applicable opinion to the Administrative Agent and the Lenders.

                  (c) The Administrative Agent shall have received such documents, including a certified copy of the LLC Agreement, certificates of incumbency and other certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each other El Paso Entity, the authorization of the Transactions, the Transaction Documents to which such Person is a party and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate in form satisfactory to the Administrative Agent, duly and properly executed by a Financial Officer and dated as of the Effective Date, identifying the use of all proceeds of the Initial Loan and each payee thereof (which certificate may be part of the initial Borrowing Request).

                  (e) The Borrowing Request for the Initial Loan shall have been timely delivered to the Administrative Agent and duly executed by a Financial Officer of the Borrower.

                  (f) The Administrative Agent shall have received the Security Documents, including financing statements, duly completed and executed in sufficient number of counterparts and in proper form for recording, if necessary.

                  (g) The Administrative Agent shall have received counterpart originals of the following documents each in form and substance acceptable to the Lenders duly executed by each of the parties thereto:

                           (i) the Financing Documents (other than the Security
                  Documents);

                           (ii) the Project Documents, certified as true and
                  correct by an officer of the Borrower;

                           (iii)  the Assignment and Assumption Agreement;

                           (iv) copies of any amendment to the EPN Credit
                  Agreement or the EPN Security Documents relating to the Transactions, certified as true and correct by an officer of the Sponsor.

                  (h) All costs, fees, expenses (including, without limitation, legal fees and expenses and recording taxes and fees) and other compensation contemplated by this Agreement payable to the Lenders and the Administrative Agent through the Effective Date shall have been paid.

                  (i) The Administrative Agent and each Lender shall have received each of the following:

                           (i) the Approved Construction Budget;

                           (ii) a report of the Independent Engineer customary
                  with respect to construction projects similar in nature and scope to the Project and in form and substance satisfactory to the Administrative Agent and the Lenders;

                           (iii) a report of the Independent Insurance
                  Consultant, which shall confirm that the Administrative Agent has received evidence of the insurance coverage for the Project showing compliance with Section 5.05, indicate that such insurance and reinsurance are effective and provide adequate coverage for the Project and cover such other matters as any Lender may have reasonably requested;

                           (iv) a reserve report prepared by an independent
                  engineer regarding the Prince Field Reserves in form and substance satisfactory to the Administrative Agent and the Lenders; and

                           (v) a copy of the Base Case Model.

                  (j) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming (i) compliance with the conditions set forth in Sections 4.02(a), (b) and (c), (ii) receipt by the Borrower of the Base Equity Contribution Amount and (iii) the amount of the Construction Equity Contribution Amount to be contributed by the Parent on or before the advance of the Initial Loan and the receipt thereof.

                  (k) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (l) The Administrative Agent shall have received satisfactory evidence that the Sponsor owns directly or indirectly 100% of the legal and beneficial equity interest of the Borrower.

                  (m) The Lenders and the Independent Insurance Consultant shall have received certificates or other evidence of insurance coverage of the Borrower evidencing that the Borrower and its Subsidiaries are covered by insurance in accordance with terms and provisions hereof.

                  (n) The Administrative Agent shall have received the appropriate UCC, Lien, tax and litigation searches reflecting no prior Liens and no litigation.

                  (o) All property in which the Administrative Agent shall, at such time, be entitled to have a Lien pursuant to this Agreement or any other Financing Document shall have been physically delivered to the possession of the Administrative Agent or any bailee accepted by the Administrative Agent to the extent that such possession is necessary for the purpose of perfecting the Administrative Agent's Lien in such Collateral.

                  (p) The Administrative Agent shall have received satisfactory evidence regarding the scope and materiality of any environmental risks affecting the Project.

                  (q) The Administrative Agent and each Lender shall have received such other documents or conditions precedent which either the Administrative Agent or any Lender may reasonably have requested or required.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, November 23, 2000 (and, in the event such conditions are not so satisfied or waived, the Construction Loan Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. At the time of the making by each Lender of each Loan on the occasion of any Borrowing, including the Initial Loan, (before as well as after giving effect to such Loan and to the proposed use of the proceeds thereof):

                  (a) The representations and warranties of the Borrower and each other El Paso Entity set forth in this Agreement and the other Financing Documents shall be true and correct in all material respects on and as of the date of such Borrowing (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  (b) No Default shall have occurred and be continuing.

                  (c) The Administrative Agent shall have received the following:

                           (i) the appropriate Borrowing Request;

                           (ii) a certificate of the Borrower certifying that
                  the Project Costs to be paid or to be incurred through the Conversion Date do not and are not expected to exceed the sum of the amounts available under the Construction Loans and the Base, Construction and Contingent Equity Contribution Amounts;

                           (iii) a certificate from the Independent Engineer, in
                  the Form attached hereto as Exhibit C, approving the amounts set forth in the certificate of the Borrower described in clause (ii) above and confirming that the Project is likely to achieve Final Completion by the Date Certain;

                           (iv) a certificate of the Borrower setting forth the
                  amount of the Construction Equity Contribution Amount to be contributed by the Parent on or before the date of such Borrowing and confirming receipt thereof;

                           (v) a copy of each Material Permit required to have
                  been obtained by the date of such Borrowing and which has not previously been delivered to the Administrative Agent; and

                           (vi) such other documents as the Administrative
                  Agent, or any Lender through the Administrative Agent, or counsel to the Administrative Agent, may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

Each Borrowing Request submitted by the Borrower, and the acceptance by the Borrower of the proceeds of such Borrowing shall be deemed to constitute a representation and warranty by the Borrower as of the date of the Loans comprising such Borrowing that the conditions specified in Subsections 4.02(a) and (b) have been satisfied.

                  SECTION 4.03. Conversion. The occurrence of the Conversion and the obligation of the Lenders to Convert the Construction Loans outstanding on the Conversion Date into Term Loans shall be subject to the following:

                  (a) The representations and warranties of the Borrower and each other El Paso Entity set forth in this Agreement and the other Financing Documents shall be true and correct in all material respects on and as of the Conversion Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  (b) At the time of and immediately after giving effect to the Conversion no Default shall have occurred and be continuing.

                  (c) Final Completion shall have been achieved.

                  (d) The validity and priority of the Liens granted in favor of the Lenders pursuant to the Security Documents or the EPN Security Documents are not adversely affected and continue as of such date.

                  (e) The insurance required by Section 5.05, including business interruption coverage, has been obtained and all premiums have been paid, as verified by the Independent Insurance Consultant.

                  (f) The requisite funding of the Construction Equity Contribution Amount and, as necessary, the Contingent Equity Contribution Amount has taken place pursuant to the terms of the LLC Agreement as evidenced by a certificate of the Borrower and the Parent confirming such contributions.

                  (g) The Operating Budget has been approved by the Administrative Agent following a satisfactory review by the Independent Engineer.

                  (h) All Material Permits are in full force and effect, and copies thereof have been delivered to the Administrative Agent.

                  (i) All Material Project Documents are in full force and effect and no default exists thereunder.

                  (j) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth above in this
Section 4.03.

The Conversion of the Construction Loans to Term Loans shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) through (j) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

                  Until the Construction Loan Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. (a) The Borrower will furnish to the Administrative Agent and each Lender:

                           (i) as soon as available and in any event within 120
                  days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of operations, members' equity and cash flows of the Borrower and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of PricewaterhouseCoopers or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the end of such fiscal year, and the results of operations and cash flows for such fiscal year in accordance with GAAP;

                           (ii) as soon as possible and in any event within 60
                  days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related statements of operations, members' equity and cash flows for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all in reasonable detail and certified by a Financial Officer of the Borrower that such financial statements fairly present, in all material respects the financial condition of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the results of operations for such fiscal quarter and the then elapsed portion of the fiscal year of the Borrower, and cash flows for such fiscal year-to-date, of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal, year-end audit adjustments and the absence of footnotes;

                           (iii) concurrently with any delivery of financial
                  statements under clause (i) or (ii) above, a certificate of a Financial Officer of the Borrower (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (B) stating whether any change in GAAP or in the application thereof has occurred since the Closing Date and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                           (iv) concurrently with any delivery of financial
                  statements under clause (i) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                           (v) as soon as possible and in any event within five
                  days after the occurrence of any Default, a certificate of a Financial Officer setting forth details of such Default and the action which the Borrower proposes to take with respect thereto;

                           (vi) as soon as available and in any event within 30
                  days after the end of each month, commencing with the end of the first month following the Effective Date, a construction progress report regarding the status of the construction of the Project, with a copy thereof delivered to the Independent Engineer;

                           (vii) as soon as available and in any event at least
                  60 days prior to the beginning of each fiscal year of the Borrower, (A) an Operating Budget setting forth the Consolidated Debt Service, proposed Restricted Payments, projected Operating Costs (including reasonable allowances for contingencies), Consolidated Mandatory Capital Expenditures and other permitted Capital Expenditures for the succeeding fiscal year, in each case, subject to the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) before adoption by the Borrower, provided that if an Operating Budget is not adopted and approved prior to the first day of any calendar year, the Borrower shall adhere to the Operating Costs portion of the Operating Budget of the preceding calendar year (adjusted by the preceding year's annual increase in the Gross Domestic Product Implicit Price Deflator for the prior calendar year) until such time as an Operating Budget is adopted and approved, and (B) updated annual pro forma projections of the Borrower for the period ending on the Final Maturity Date, in each case in a form reasonably acceptable to the Required Lenders, which shall set forth for each such year the Borrower's statement of earnings and Consolidated Debt Service Coverage Ratio, and shall note any changes in the assumptions used in preparation of previous projections delivered under this Agreement;

                           (viii) all material written communications relating
                  to any claims or proceedings with respect to any Governmental Approval or amending, modifying or affecting any Governmental Approval then required to be in effect;

                           (ix) written notice of the occurrence of any event
                  giving rise to a claim under any insurance policy in an amount greater than $100,000 together with copies of any document relating thereto, including copies of any such claim, in the possession or control of the Borrower or any agent of the Borrower;

                           (x) written notice of any Variation Order, which
                  changes the scope of the Work resulting in an increase or decrease of Project Costs by an amount equal to or greater than

                  $500,000 individually, or in the aggregate, $2,000,000, whether or not approval is required for such Variation Order pursuant to Section 6.16;

                           (xi) promptly after preparation thereof, any and all
                  revisions to the Contract Schedules;

                           (xii) promptly after the Borrower's monthly meeting
                  with the Independent Engineer, if identified by the Independent Engineer to be distributed to the Lenders, copies of any and all notices, reports, demands, certificates or other documents given or received under any Transaction Document;

                           (xiii) all material Additional Contracts; and

                           (xiv) promptly following any request therefor, such
                  other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  (b) The Borrower will provide the Independent Engineer access to the Project, to the Borrower's records concerning the Project and to any other information that the Administrative Agent may reasonably request in order for the Independent Engineer to timely and accurately furnish to the Administrative Agent in sufficient copies for each Lender, the following:

                           (i) the reports of the Independent Engineer required
                  pursuant to Sections 4.01(i)(ii) and 4.02(c)(iii);

                           (ii) from the Effective Date until the Conversion
                  Date, a quarterly report analyzing the effect of any variance of the Project from the initial Drawings and Specifications and the impact of any proposed or actual Variation Order or Change Order on the Project and addressing such other matters related thereto as the Administrative Agent may request; and

                           (iii) following the Conversion Date, an annual report
                  as to such matters relating to the Project as the Required Lenders may reasonably request and such other reports as the Required Lenders shall from time to time reasonably request in light of the circumstances then prevailing.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Reportable Event that, alone or together with any other ERISA Reportable Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including (a) all material Tax liabilities imposed upon it or upon its property, and (b) all material claims (including, but not limited to, claims for labor, materials, supplies or services) which might, if not paid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

                  SECTION 5.05. Maintenance of Properties; Insurance. (a) The Borrower will acquire, maintain and preserve, develop, operate and construct in substantial conformity with all Transaction Documents, prudent engineering and operating practices consistent with like facilities and in material conformity with all Governmental Requirements, all elements of the Project which are used or necessary in the conduct of its business in good working order and condition (including without limitation, inventories, spare parts and system redundancies), ordinary wear and tear excepted.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, maintain, or cause to be maintained, insurance covering the Borrower, the Subsidiaries and their properties (including the Project) in effect at all times in such amounts and covering such risks as is usually carried by companies engaged in similar business and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general area in which the Borrower operates and as is reasonably requested by the Required Lenders and the Independent Insurance Consultant, such insurance coverage to include limits and coverage provisions sufficient to satisfy the requirements set forth in the Transaction Documents, but in no event less than the limits and coverages described in Schedule 5.05(b) hereto. In addition:

                           (i) Each policy for liability insurance shall provide
                  for all losses to be paid directly to the Person who shall have incurred the damage or injury covered by such policy. If any policy for liability insurance described in Schedule 5.05(b) is permitted to be written on a "claims made" basis, such insurance policy shall have a retroactive date (as such term is specified in such policy) no earlier than the Closing Date. Each time any policy written on a "claims made" basis is not renewed or the retroactive date of such policy is to be changed, the Borrower shall obtain, or cause to be obtained, for each such policy or policies the broadest basic and supplemental extended reporting period coverage, or "tail", reasonably available in the commercial instance market for each such policy or policies, as determined in the sole reasonable judgment of the Required Lenders and the Independent Insurance Consultant, but in no event less than five years after the expiration of such policy or policies.

                           (ii) Each policy for property damage insurance shall
                  provide for all amounts payable by the insurer with respect to any property damage (except for property damage or losses of less than $1,000,000 per occurrence, so long as the Administrative Agent has not notified the payor under any such insurance policy that a Default or an Event of Default has occurred and is continuing) to be paid directly to the Administrative Agent on behalf of the Lenders.

                           (iii) Each such policy shall (except as specifically
                  set forth below), in addition, (A) be maintained with financially sound and responsible insurance carriers authorized to do business in the States of Texas and Louisiana Best rated A-, X or better by A.M. Best or Lloyds, or Lloyds London Companies or such other carriers of recognized standing deemed acceptable by the Required Lenders (or, if such ratings shall cease to be published generally for the insurance industry, meeting comparable financial requirements as may be established by the Required Lenders for the purpose of assuring that such insurer is financially capable of performing its obligations under such policy), (B) with respect to each policy for liability insurance only, name the Borrower as a named insured and the Administrative Agent as an additional insured thereunder (without any representation or warranty by or obligation upon the Administrative Agent or any of the Secured Parties), (C) with respect to each policy for property insurance only, contain the agreement by the insurer that any loss thereunder that would otherwise be payable to the Administrative Agent will be so payable notwithstanding any action, inaction or breach of representation or warranty by the Borrower or any foreclosure of the Project or any change in ownership of all or any portion of the Project, (D) with respect to each policy for liability insurance only, contain a severability of interests or cross liability clause,
                  (E) provide that there shall be no recourse against the Administrative Agent or any of the Secured Parties for payment of premiums or other amounts with respect thereto, (F) provide that, as against the Borrower, the Administrative Agent and the Secured Parties, there shall be no rights of subrogation, set-off, counterclaim or any other deduction, (G) with respect to each policy for liability insurance only, provide that such insurance shall be primary, without right of contribution from any other insurance which may be carried by the Administrative Agent or any other Secured Party, (H) with respect to each policy for property insurance only, provide that the Borrower shall in no event be deemed to be a co-insurer in respect of any covered claim or loss thereunder, (I) provide that at least 30 days' prior written notice of reduction, cancellation or lapse and at least 10 days' prior written notice of non-payment of premium shall be given to the Administrative Agent by the insurer and (J) provide that the Administrative Agent may (but shall not be obligated to) cure any lapse or breach by the Borrower during such 30 day period (or 10 day period, in the case of non-payment).

                           (iv) The Borrower shall deliver to the Administrative
                  Agent cover notes; certificates of insurance, or equivalent documentation satisfactory to the Administrative Agent in sufficient copies for each Lender. In addition, annually on each policy anniversary or more frequently as may be reasonably requested by the Administrative Agent, the Borrower shall furnish the Agent with approved certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Section 5.05(b) and Schedule 5.05(b) hereto. Certification of transit insurance on property shipped to or from the Project shall be provided by the Borrower at least 30 days prior to the first shipment of such property.

                           (v) In case of any loss exceeding the amount referred
                  to in paragraph (ii) above, involving damage to or loss of property of the Borrower or any Subsidiary when paragraph (vi) of this subsection (b) is not applicable, the Borrower will, or will cause each of its Subsidiaries to, make or cause to be made the necessary repairs to or replacements of such property, and any proceeds of insurance held by the Administrative Agent in respect of such loss shall be paid to the Borrower or such Subsidiary at or prior to the time the Borrower or such Subsidiary pays for the costs of such repairs or replacements.

                           (vi) If (A) a Default or an Event of Default shall
                  have occurred and be continuing, (B) there shall have occurred an actual or constructive total loss (as determined by the relevant insurer(s)) of all of the Project or (C) there shall have occurred any other loss in excess of $1,000,000 per occurrence of any property of the Borrower or any Subsidiary, all insurance payments in respect of such property shall be paid to the Administrative Agent and deposited in a subaccount of the Project Control Account with the Account Bank (the "Recovery Account") and applied by the Administrative Agent as specified in Section 2.10 or in this Section 5.05(b); provided that notwithstanding the foregoing, so long as clauses (A) and
                  (B) hereof shall not apply, the Borrower shall be entitled to receive from the Recovery Account insurance proceeds in respect of any loss or series of related losses less than $1,000,000 in the aggregate described in clause (C) hereof as reimbursement for, or payment of, the costs of repair and replacement of such property if, and only if, prior to application by the Administrative Agent of such insurance proceeds, the Borrower shall have provided the following to the Required Lenders (in consultation with the Independent Engineer) for their prior written approval (which approval shall be in their sole but reasonable discretion) (I) contracts for such repair or replacement demonstrating the Borrower's ability to effect such repair or replacement at a cost not greater than such insurance proceeds (or, if such cost is greater, accompanied by an explanation of the source of funds for such excess amounts satisfactory to the Required Lenders), (II) cash-flow projections and other assurances satisfactory to the Required Lenders providing for the Borrower's ability to meet its obligations under the Financing Documents during the period from such loss until and following completion of such repair or replacement and (III) assurances that all Project Documents and Governmental Approvals shall remain in full force and effect during such period and thereafter to the satisfaction of the Required Banks and that the Borrower and the Project are in compliance with all Governmental Requirements.

                           (vii) Concurrently with the furnishing of the
                  certification referred to in Section (iv) above and within 15 days following the renewal of any insurance policy, the Borrower shall furnish the Administrative Agent with a report of an independent broker, signed by an officer of the broker, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Section 5.05(b) and Schedule 5.05(b) hereto.

                           (viii) No provision of this Section 5.05(b) and
                  Schedule 5.05(b) hereto or any provision of this Agreement or any Transaction Document shall impose on the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower or any Subsidiary, nor shall the Administrative Agent be responsible for any representations or warranties made by or on behalf of the Borrower or such Subsidiary to any insurance company or underwriter.

                           (ix) The Borrower upon the reasonable request of the
                  Administrative Agent and the Independent Insurance Consultant will, and shall cause each of its Subsidiaries to, amend the amount and scope of coverage of any of the insurance policies described in Schedule 5.05(b) hereto to cover such risks which, in the reasonable judgment of the Administrative Agent and the Independent Insurance Consultant, would render such coverage materially inadequate.

                  SECTION 5.06. Books and Records; Inspection Rights. (a) The Borrower will, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and assets, and all costs and expenses in connection with the Project, in accordance with GAAP.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, at any time and from time to time upon reasonable notice, but subject nevertheless to the provisions of Section 9.12, permit the Administrative Agent, each of the Lenders, the Independent Engineer and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries and of the Project with the Borrower and its Subsidiaries and their officers, accountants and engineers. The foregoing shall include, but not be limited to, providing such access and information to the Independent Engineer as may be required to enable the Independent Engineer to deliver its reports required under Sections 4.02, 4.03 and 5.01.

                  SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property or the development, construction, maintenance, ownership, operation or use of the Project, and will cause all persons using or occupying the Project, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) obtain and maintain all Material Permits. The Borrower will, and will cause each of its Subsidiaries to, immediately pay or cause to be paid when due all costs and expenses incurred in such compliance, except to the extent that such compliance is contested in good faith by the Borrower or such Subsidiary under circumstances where none of the Collateral or the continued operation thereof, or the Liens of the Administrative Agent thereon, will be endangered nor all or any portion of the Project will be subject to loss or forfeiture.

                  SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for such purposes set forth in Article II. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations U and X.

                  SECTION 5.09. Completion. The Borrower will construct, and endeavor to achieve Final Completion of, the Project with all due diligence, in all material respects in accordance with prudent engineering and operating practices consistent with the type of facilities comprising the Project, the Drawings and Specifications, the Contract Schedules, the Processing Agreement, this Agreement, the Approved Construction Budget and the Base Case Model.

                  SECTION 5.10. Environmental Matters. The Borrower will establish and implement, and will cause each of its Subsidiaries to establish and implement, such procedures as may be necessary to continuously determine and assure that any failure of the following does not have a Material Adverse
Effect: (i) all property of the Borrower and its Subsidiaries, including the Project, and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil or solid wastes are disposed of or otherwise released on or to any property owned by the Borrower or its Subsidiaries except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil or hazardous substance is released on or to any such property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  SECTION 5.11. Maintain Title to Collateral. Subject to Section 6.03, the Borrower will, and will cause each of its Subsidiaries to, maintain good and valid rights and title to the Collateral purported to be covered by the Security Documents to which the Borrower or any of its Subsidiaries is a party.

                  SECTION 5.12. Further Assurance. Each of the Borrower and its Subsidiaries will (a) promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Security Documents, including, without limitation, executing and delivering a preferred ship mortgage in the event that the Platform is or becomes documented pursuant to Chapter 121 of Title 46 of the United States Code, and (b) promptly correct, or cause to be corrected, any defect or error that may be discovered in any Financing Document or in the execution, acknowledgment or recordation thereof and execute, acknowledge and deliver, and record and re-record, file and re-file and register and re-register, any and all such further acts, deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Financing Document and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Secured Parties and the Administrative Agent the rights granted or now or hereafter intended to be granted to the Secured Parties or the Administrative Agent under any Financing Document or under any other instrument executed in connection with any Financing Document or that the Borrower or any Subsidiary may be or become bound to convey, mortgage or assign to the Secured Parties or the Administrative Agent in order to carry out the intention or facilitate the performance of the provisions of any Financing Document. The Borrower will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent evidence satisfactory to it of every such recording, filing or registration.

                  SECTION 5.13. Performance of Transaction Documents. Each of the Borrower and its Subsidiaries shall perform and observe all terms and provisions of each Transaction Document to which it is a party, maintain such Transaction Documents in full force and effect in accordance with their terms, enforce such Transaction Documents in full force and effect in accordance with their terms, enforce such Transaction Documents in accordance with their respective terms and take all such action concerning enforcement as the

Administrative Agent or any Secured Party may from time to time reasonably request, and if an obligor under any Transaction Document (other than the Borrower, a Subsidiary or a Secured Party) asserts in writing its belief that such Transaction Document is not valid or binding upon such obligor, allow the Administrative Agent or any Secured Party the right to participate in any proceeding relating thereto.

                  SECTION 5.14. Lien Releases. Prior to the delivery of the Delivery Protocol (as defined in the Installation Agreement), each of the Borrower and its Subsidiaries shall deliver to the Administrative Agent final releases of mechanics and materialmen's liens from, and certified by, each Construction Contractor and from all other mechanics and materialmen in privity with the Borrower or any Subsidiary in respect of the "punch list" items referred to in the definition of Final Completion.

                  SECTION 5.15. MMS Operator Approval. Prior to the 90th day after the Closing Date, the Borrower shall have obtained all approvals from the U.S. Department of the Interior Mineral Management Service that are required to permit the Borrower to act as operator with respect to the Prince Field Reserves and as the Operator (as defined in the Processing Agreement).

                                   ARTICLE VI

                               Negative Covenants

                  Until the Construction Loan Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder;

                  (b) Indebtedness of the Borrower to any Subsidiary and or any Subsidiary to the Borrower or any other Subsidiary;

                  (c) Subordinated Indebtedness;

                  (d) Indebtedness existing in connection with Interest Rate Agreements, provided that such Interest Rate Agreements are entered into by the Borrower or its Subsidiaries in the ordinary course of business and for the purpose of hedging against fluctuations in interest rates; and

                  (e) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

                  SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances; and

                  (b) Liens securing the Obligations.

                  SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and
(iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and the Lenders determine that such liquidation or dissolution is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the development, construction, financing and operation of the Project and businesses reasonably related thereto.

                  (c) The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of all or any substantial part of its assets, including without limitation, any portion of the Project, except (i) sales pursuant to Transaction Documents, (ii) sales in the ordinary course of business up to an aggregate of $100,000 per year if the same have been replaced to the extent necessary for the continued operation of the Project, (iii) sales of assets that are unnecessary, as reasonably determined by the Independent Engineer, to the completion of the Project, and (iv) the granting of rights of way and easements necessary in connection with the operation of the Project.

                  (d) The Borrower will not, and will not permit any of its Subsidiaries to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except Permitted Investments.

                  SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except on the Conversion Date and on any Quarterly Date following the Conversion Date from, and to the extent of, Available Cash Flow and subject to the following conditions on the date of such Restricted Payment, both before and after giving effect to such Restricted Payment, (i) no Default has occurred and shall be continuing, (ii) the Consolidated Debt Service Coverage Ratio for the most recently ended Rolling Period is equal to or greater than 1.30:1.00, (iii) the Consolidated Projected Debt Service Ratio is equal to or greater than 1.30:1.00, and (iv) the amounts on deposit in the Debt Service Reserve Account equal or exceed the Debt Service Reserve Amount; provided, however, that in the event that a claim pursuant to
Section 2(a) of the Sponsor Agreement is made by the Administrative Agent against the Sponsor and such claim remains unremedied after a period of 10 days following the delivery of written notice of such claim from the Administrative Agent to the Sponsor or such claim is satisfied by a payment of cash or cash equivalents from the Sponsor to the Administrative Agent, the Borrower shall not make any Restricted Payments until the Construction Loan Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder or under the other Financing Documents shall have been paid in full; provided, further, that the Borrower shall not make any Restricted Payments during the 10 day period following delivery of such written notice so long as the applicable claim remains unremedied.

                  SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) for agreements existing on the Effective Date, a copy of each such agreement has been delivered to the Administrative Agent, or replacements thereof on substantially the same terms, (b) for agreements approved by the Required Lenders and on terms no less favorable to the Borrower or such Subsidiary than if the transaction had been negotiated in good faith on an arm's length basis with a non- Affiliate, (c) any Restricted Payment permitted by Section 6.06, and (d) transactions expressly permitted by Section 6.03(a).

                  SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

                  SECTION 6.09. Modification of the Approved Construction Budget. Subject to Section 6.16, the Borrower will not adjust, modify or re-allocate all or any portion of the Approved Construction Budget.

                  SECTION 6.10. Management Fees. The Borrower will not pay any management fee to any Person other than as expressly provided in this Agreement.

                  SECTION 6.11. Ownership; Legal Form. The Borrower will not permit the transfer or sale of or change in the ownership interests of the Borrower or change the legal form of the Borrower.

                  SECTION 6.12. Subsidiaries. The Borrower will not (a) form or own any Subsidiaries, (b) become a general or limited partner in any partnership or a joint venturer in any joint venture, (c) acquire any ownership or equity interest in or make any capital contribution to any Person, (d) enter into any profit sharing or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person or
(e) enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person other than in each case as expressly contemplated by the Transaction Documents.

                  SECTION 6.13. Design Changes. Except as permitted by Section 6.16, the Borrower will not make any material changes to the design of the Project or deviate from the Drawings and Specifications, without the prior written approval of the Administrative Agent and the Independent Engineer.

                  SECTION 6.14. Compliance With ERISA. The Borrower will not establish or permit to exist, or participate in, any Plan, any Multiemployer Plan or any Welfare Plan.

                  SECTION 6.15. Amendments. The Borrower will not cancel or terminate, or consent to or otherwise permit the cancellation or termination of, any Transaction Document, or amend or otherwise modify, or give any consent, waiver or approval to any variation of or deviation from the material terms of, any Transaction Document, or consent to or permit or accept any prepayment of amounts to become due under or in connection with any Transaction Document, except as expressly provided therein.

                  SECTION 6.16. Variation Orders. The Borrower will not direct or consent to any Variation Order unless such Variation Order, individually or together with all other Variation Orders could not reasonably be expected to:

                  (a) prevent Final Completion from occurring on or prior to the Date Certain;

                  (b) result in (i) Non-Budgeted Cost in excess of (A) $500,000 for any Variation Order or (B) $2,500,000 for all such Variation Orders in the aggregate or (ii) an increase in Budgeted Costs of more than (A) $500,000 for any Variation Order or (B) $2,500,000 for all such Variation Orders in the aggregate;

                  (c) materially, adversely affect the operation of the Project; and

                  (d) cause the Approved Construction Budget line item entitled "Contingency" to fall below the following amounts indicated for the following periods: (i) $8,000,000 on or before October 31, 2000; (ii) $7,000,000 from
November 1, 2000 to January 31, 2001; (iii) $6,000,000 from February 1, 2001 to April 30, 2001; (iv) $5,000,000 from May 1, 2001 to July 31, 2001; (v)
$4,000,000 from August 1, 2001 to October 31, 2001; and (vi) $3,000,000 from
November 1, 2001 to December 31, 2001.

                  SECTION 6.17. Construction Contracts. The Borrower will not deliver any notice, completion certificate or acceptance certificate to any Construction Contractor pursuant to the applicable

Construction Contract with respect to the final acceptance by the Borrower of the Platform, the pipelines or any other component of the Project unless the applicable performance tests required by the Construction Contract have been performed and the results of such performance tests are satisfactory to the Independent Engineer.

                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee, or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any Hedging Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence), 5.05, 5.08 or 5.14 or in Article VI;

                  (e) the Borrower or the Sponsor shall fail to observe or perform any covenant, condition or agreement contained (i) in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 10 Business Days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender), or (ii) in any other Financing Document and such failure shall continue unremedied for a period of 10 Business Days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower, any Subsidiary or the Sponsor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured

Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any El Paso Entity or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any El Paso Entity or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; provided, however, an Event of Default shall not exist under this subsection (h) if the economic value of the Transaction Document(s) to which such El Paso Entity (other than the Borrower, the Parent, the Sponsor, El Paso Energy Corporation or El Paso Production GOM Inc.) is a party is less than $1,000,000 and such Transaction Document(s) is replaced by a contract with or assigned to a third party satisfactory to the Required Lenders, with substantially the same terms and conditions, within 30 days of the commencement of such involuntary proceeding or such filing of an involuntary petition;

                  (i) any El Paso Entity shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; provided, however, an Event of Default shall not exist under this subsection (i) if the economic value of the Transaction Document(s) to which such El Paso Entity (other than the Borrower, the Parent, the Sponsor, El Paso Energy Corporation or El Paso Production GOM Inc.) is a party is less than $1,000,000 and such Transaction Document(s) is replaced by a contract with or assigned to a third party satisfactory to the Required Lenders, with substantially the same terms and conditions, within 30 days of the commencement of such voluntary proceeding or such filing of a voluntary petition;

                  (j) any El Paso Entity shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

                  (k) one or more judgments that are not covered by insurance for the payment of money in an aggregate amount in excess of $2,500,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Reportable Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Reportable Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m)  a Change in Control shall occur;

                  (n) a "default" under the Processing Agreement, the EPN Credit Agreement or the Sponsor

Agreement shall occur and shall continue after the applicable grace period, if any, specified therein;

                  (o) failure to achieve Final Completion or the failure to meet all of the conditions set forth in Section 4.03 by the Date Certain;

                  (p) the Borrower shall at any time abandon the Project, or prior to Final Completion, cease diligently constructing the Project;

                  (q) the termination of any Construction Contract (other than termination in accordance with the terms of any such agreement after full performance of the obligations by each party thereto);

                  (r) the Borrower, any of its Subsidiaries or the Project becomes subject to an Environmental Liability that could reasonably be expected to result in a Material Adverse Effect;

                  (s) the Security Documents, shall for any reason, except to the extent permitted by the terms hereof or thereof, cease to create a valid and perfected first priority Lien, subject to Permitted Encumbrances (to the extent purported to be granted by such documents), in any portion of the Collateral;

                  (t) there shall occur an actual or constructive total loss of the Project; or there shall occur a Taking of all or substantially all of the Project; or

                  (u) any material provision of any material Transaction Document shall for any reason other than the express terms thereof cease to be valid and binding on any party thereto or the Borrower or any Transaction Party which is a party to such Transaction Document shall so assert in writing;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Construction Loan Commitments, and thereupon the Construction Loan Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Construction Loan Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub- agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it care of El Paso Energy Partners at P.O. Box 2511, Houston Texas 77252-2511 or 1001 Louisiana, Houston, Texas 77002, Attention of Keith Forman (Telecopy No. 713- 420-5477);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Tonya Mitchell (Telecopy No. (212) 552-5777), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Steve Wood (Telecopy No. (212) 270-2519); and

                  (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Construction Loan Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Construction Loan Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (vi) release all or substantially all of the Collateral pledged to secure the Obligations pursuant to the Security Documents, or (vii) release or reduce the obligations of the Sponsor under the Sponsor Agreement, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent and the consent of the Borrower is not required with respect to any amendment, modification or waiver of the Sponsor Agreement.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Administrative Agent, the Account Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Construction Loan Commitment and the Loans at the time owing to
it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Construction Loan Commitment, the amount of the Construction Loan Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Construction Loan Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this

Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Construction Loan Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Construction Loan Commitments have not expired or terminated. The provisions of

Sections 2.14, 2.15, 2.16 and 9.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination and the Construction Loan Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to its conflict of law principles other than Section 5-1401 of the General Obligations of Law).

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. Secured Affiliates. For purposes of this Agreement and all other Financing Documents (other than applicable Interest Rate Agreements), if a Secured Affiliate of a Lender has entered into one or more Interest Rate Agreements with the Borrower or any its Subsidiaries, then to the extent that such Secured Affiliate has rights or obligations (or if the affiliated Lender, rather than the Secured Affiliate, were the counter-party to the applicable Interest Rate Agreement, such rights or obligations that such Lender has) hereunder or under any other Financing Document (other than applicable Interest Rate Agreements), such affiliated Lender shall be the agent and attorney-in-fact for such Secured Affiliate with regard to any such rights and obligations, or deemed rights and obligations, as if such Lender were the counter-party to the applicable Interest Rate Agreement including, but not limited to, the following: all distributions or payments in respect of Collateral owing to such Secured Affiliate shall be distributed or paid to such Lender, all representations, statements or disclaimers made herein or in any Financing Document by or to such Lender shall be deemed to have been made by or to such Secured Affiliate, all obligations incurred by such Lender that would have been incurred by the Secured Affiliate if it were a party hereto (including, but not limited to, obligations under Article VIII) shall be the obligations of such Lender, and such Lender, as the agent and attorney-in-fact of its Secured Affiliate, will make any and all payments owing to the Administrative Agent with respect to such obligations or deemed obligations of its Secured Affiliate. Each such Lender represents, warrants and covenants to and with the Administrative Agent that such Lender has, or at all applicable times will have, full power and authority to act as agent and attorney-in-fact for its Secured Affiliates. Under no circumstance shall any Secured Affiliate have any voting rights hereunder and the voting rights of any affiliated Lender shall not be increased by virtue of the obligations owing to any such Secured Affiliate.

                  SECTION 9.15. Intercreditor Provisions. As long as the obligations of the Sponsor pursuant to the Sponsor Agreement are secured by the collateral pledged or subject to a Lien created under the EPN Security Documents, the Administrative Agent and the Lenders hereby agree as follows:

                  (a) The Administrative Agent and the Lenders hereby acknowledge and agree that the appointment of The Chase Manhattan Bank as "Collateral Agent" pursuant to the EPN Security Documents which documents also include an appointment of The Chase Manhattan Bank as Collateral Agent for the Argo Lenders and for the EPN Lenders. The Lenders hereby appoint The Chase Manhattan Bank to act on their behalf as Collateral Agent. If at any time The Chase Manhattan Bank resigns or is replaced as the Collateral Agent then the "Required Lenders" as defined in the EPN Credit Agreement shall select a replacement "collateral agent" hereunder and for the EPN Security Documents in accordance with the procedures provided in the EPN Credit Agreement for replacement of the "Administrative Agent", subject to the approval of the Sponsor as set forth therein. The Lenders also hereby authorize and appoint the Administrative Agent to act as their agent with respect to the execution and delivery of that certain Intercreditor Agreement dated as of June 30, 2000, by and between the Administrative Agent and The Chase Manhattan Bank, acting in its capacity as the Administrative Agent under the EPN Credit Agreement.

                  (b) Any collateral or security taken or received in respect of any EPN Lender Indebtedness under the EPN Credit Agreement shall be for the pro rata benefit of each of the Combined Lenders in accordance with such Lender's Combined Total Credit Percentage. Irrespective of the order of recording of deeds of trust, the EPN Security Documents or any financing statements or other instruments, the Lenders agree that, as among the Argo Lenders and the EPN Lenders, the scope and priority of the respective Liens in the EPN Collateral and any distribution with respect to any amounts received pursuant to any foreclosure of such Liens or any other amounts realized on the EPN Collateral shall be pari passu as to the EPN Lender Indebtedness and the Sponsor's Clawback Obligation. The arrangements contemplated by this Section shall apply notwithstanding any Event of Default or any Acceleration under the EPN Credit Agreement or demand under the Subsidiaries Guarantee (as defined in the EPN Credit Agreement); the date of execution, delivery, attachment, perfection or registration of any EPN Security Document (or lack of any thereof), the exercise of any right of setoff; the priority of any EPN Security Document; the date of advance of any funds; the date of creation, perfection or determination of any charges or security interests; the date of appointment of any receiver or receiver-manager or bankruptcy trustee or of taking any other enforcement proceedings; the date of obtaining any judgment; the date of notification in respect of any account receivable; any provision of applicable law or requirement of any Governmental Authority; any defense, claim or any right not provided under this Section or under the EPN Credit Agreement; or the terms of any agreement between any Lender or the Sponsor under any other document or instrument between or among such parties, whether or not a bankruptcy, receivership or insolvency proceedings shall at any time have been commenced.

                  SECTION 9.16. Limitation on Recourse of Lenders. The obligations created by this Agreement are obligations of the Borrower only, and not of the Sponsor or any of the Subsidiaries of the Sponsor (except the Borrower and its Subsidiaries). Each Lender agrees that except as otherwise specifically provided for hereafter, in the event of a Default in the payment of the Obligations by the Borrower or any of its Subsidiaries or any other Default hereunder, such Lender's sole recourse shall be against the Borrower, the Parent's equity interest in the Borrower, any Collateral, any other assets of the Borrower and its Subsidiaries, and any obligations of the Sponsor or the Parent as set forth in the Sponsor Agreement or the LLC Agreement, respectively, or any other Financing Document to which such Person is now or hereafter a party. Nothing in this Section 9.16 shall be construed so as to prevent the Lenders or the Administrative Agent from commencing any action, suit or proceeding with respect to the Borrower or causing legal papers to be served upon the Parent or the Sponsor for purposes of obtaining jurisdiction over the Borrower. Notwithstanding the foregoing limitation of liability, however, the Lenders shall have recourse to and do not waive any rights to pursue the Sponsor and any of its Subsidiaries in connection with:

         (a) for their fraud, material misrepresentation, or gross negligence in connection with this Agreement or any other Financing Document;

         (b) for willful actions of any such Person that hinder or interfere with the Administrative Agent's or Lenders' rights in Project or diminish the value thereof as set forth in the Financing Documents or otherwise;

         (c)      for any breaches of warranty of title;

         (d) for the return of , or reimbursement for, (i) proceeds of insurance covering any portion of the Project or any property of the Borrower or (ii) proceeds of the sale or condemnation of any portion of the Project or other property of the Borrower, in either case, such proceeds that have been distributed in violation of Section 6.06;

         (e) for the return of, or reimbursement for, all personal property taken from the Borrower by or on behalf of any such Person in violation of Section 6.06;

         (f) for all court costs and all attorney's fees incurred by the Administrative Agent or the Lenders in enforcing the obligations set forth in this Section 9.16 against any such Person; and

         (g) for use of the proceeds of any of the Loans in any manner other than as permitted under Section 5.08.


                    [Signature Pages Begin on the Next Page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          ARGO, L.L.C.,



                                          By /s/ JAMES LYTAC
                                             --------------------------------
                                             Name:  James Lytac
                                             Title: President


                    [Signature Page to Credit Agreement - 1]

                                          THE CHASE MANHATTAN BANK, individually
                                          and as Administrative Agent,



                                          By /s/ STEVEN WOOD
                                             --------------------------------
                                             Name:  Steven Wood
                                             Title: Vice President


                    [Signature Page to Credit Agreement - 2]

                                          FIRST UNION NATIONAL BANK,
                                          individually and as Syndication Agent



                                          By /s/ ROBERT R. WETTEROFF
                                             --------------------------------
                                             Name:  Robert R. Wetteroff
                                             Title: Senior Vice President


                    [Signature Page to Credit Agreement - 3]

                                          BANK ONE, NA, (Main Office Chicago),
                                          individually and as Documentation
                                          Agent



                                          By /s/ KENNETH J. FATUR
                                             --------------------------------
                                             Name: Kenneth J. Fatur
                                             Title: Vice President


                    [Signature Page to Credit Agreement - 4]

                                          THE BANK OF NOVA SCOTIA



                                          By /s/ F.C.R. ASHBY
                                             --------------------------------
                                             Name: F.C.R. Ashby
                                             Title: Senior Manager Loan
                                                    Operations

                    [Signature Page to Credit Agreement - 5]

                                          BANK OF SCOTLAND



                                          By /s/ JOSEPH FRATUS
                                             --------------------------------
                                             Name: Joseph Fratus
                                             Title: Vice President

                    [Signature Page to Credit Agreement - 6]

                                          FORTIS CAPITAL CORP.



                                          By /s/ DARRELL W. HOLLEY
                                             --------------------------------
                                             Name: Darrell W. Holley
                                             Title: Managing Director


                                          By /s/ DEIRDRE SANBORN
                                             --------------------------------
                                             Name: Deirdre Sanborn
                                             Title: Vice President


                    [Signature Page to Credit Agreement - 7]

                                          CREDIT AGRICOLE INDOSUEZ



                                          By /s/ PATRICK COCQUERAL
                                             --------------------------------
                                             Name: Patrick Cocqueral
                                             Title: FVP, Managing Director


                                          By /s/ MICHAEL D. WILLIS
                                             --------------------------------
                                             Name: Michael D. Willis
                                             Title: VP, Credit Analysis


                    [Signature Page to Credit Agreement - 8]

                                    EXHIBIT A

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of August 23, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among Argo, L.L.C., the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Construction Loan Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee's Address for Notices:
Effective Date of Assignment
("Assignment Date"):

                                                                         Applicable Percentage
                                                                         Assigned of Loans/
                                                                         Construction Loan
                                                                         Commitment (set forth, to at
                                                                         least 8 decimals, as a
                                                                         percentage of the Facility and
                                                                         the aggregate Construction
                                       Principal Amount                  Loan Commitments of all
Facility                               Assigned                          Lenders thereunder)
--------                               --------                          ------------------------------
Construction Loan                      $                                                             %
Commitment Assigned:
Construction Loans:
Term Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                        [Name of Assignor]   , as Assignor


                                        By:
                                            ---------------------------------
                                                 Name:
                                                 Title:


                                        [Name of Assignee]   , as Assignee


                                        By:
                                            ---------------------------------
                                                 Name:
                                                 Title:

The undersigned hereby consent to the within assignment:(1)


Argo, L.L.C.,                                   The Chase Manhattan Bank,
                                                as Administrative Agent,


By:                                             By:
   -----------------------------                   ----------------------------
         Name:                                            Name:
         Title:                                           Title:

------------

         (1) Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

                                   EXHIBIT B-1

                                    [FORM OF]

                OPINION OF AKIN GUMP STRAUSS HAUER & FELD, L.L.P

                                 August 23, 2000


The Chase Manhattan Bank,
   as Administrative Agent for the Lenders
   and the Lenders party to the Credit Agreement
One Chase Manhattan Plaza
8th Floor
New York, New York  10081

Ladies and Gentlemen:

         We have acted as counsel for Argo L.L.C., a Delaware limited liability company (the "Borrower"), and the other Borrower Parties (each herein defined) in connection with the execution and negotiation of (i) the Credit Agreement, dated as of even date herewith (the "Credit Agreement"), by and among the Borrower, The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Agent"), and the Lenders party thereto (the "Lenders"), (ii) the Guarantee and Collateral Agreement, dated as of even date herewith (the "Guarantee and Collateral Agreement"), by and among the Borrower, the Agent, and the Lenders, (iii) the Pledge and Security Agreement (the "Pledge Agreement"), dated as of even date herewith, by and between Argo I L.L.C. ("Argo I") and the Agent, acting on behalf of the Lenders, and (iv) the Sponsor Agreement (the "Sponsor Agreement"), dated as of even date herewith, by and between El Paso Energy Partners, L.P. (the "Sponsor") and the Agent, acting on behalf of the Lenders. This opinion ("Opinion") is delivered to you in connection with and pursuant to Section 4.01(b)(i) of the Credit Agreement. Undefined capitalized terms are defined in the Credit Agreement.

A.       Documents Examined.

                  In preparing this opinion, we have examined:

         (1)      A copy of the Credit Agreement;

         (2)      A copy of the Guarantee and Collateral Agreement;

         (3)      A copy of the Pledge Agreement;

         (4)      A copy of the Sponsor Agreement;

         (5) A copy of the Consent and Agreement dated as of August 23, 2000 by and among El Paso Production GOM Inc. ("El Paso Production"), the Borrower and the Administrative Agent;

         (6) A copy of the Consent and Agreement dated as of August 23, 2000 by and among MODEC International LLC, the Borrower and the Administrative Agent;

         (7) A copy of the Consent and Agreement dated as of August 23, 2000 by and among Omega Services Industries, Inc., the Borrower and the Administrative Agent;

         (8) A copy of the Consent and Agreement dated as of August 23, 2000 by and among Allseas Construction Contractors, S.A., the Borrower and the Administrative Agent;

         (9) A copy of the Consent and Agreement dated as of August 23, 2000 by and among El Paso Energy Corporation ("EPEC"), the Borrower and the Administrative Agent;

         (10)     A copy of the LLC Agreement;

         (11) A copy of the Assignment and Assumption Agreement between Delos Offshore Company, L.L.C. and the Borrower;

         (12)     A copy of the Processing Agreement;

         (13) A copy of the Performance Guaranty from EPEC to the Borrower guaranteeing the performance by El Paso Production under the Processing Agreement;

         (14) Copies of financing statements executed by certain of the Borrower Parties for filing in the Offices of the Secretary of State of Texas, Delaware and Louisiana (the "Financing Statements");

         (15) Certificate(s) of the Borrower, Argo I, and Argo II L.L.C. ("Argo II") (collectively, the Borrower and Argo I are the "Borrower Parties"), dated as of even date herewith, certifying (a) that the representations and warranties made by each of the Borrower Parties contained in each Transaction Document (herein defined) to which any Borrower Party is a party and in each document and certificate or other writing delivered pursuant thereto are true and correct and (b) certain other matters;

         (16) Certificate(s) of the Sponsor, dated as of even date herewith, certifying (a) that the representations and warranties made by the Sponsor contained in each Transaction Document to which it is a party and in each document and certificate or other writing delivered pursuant thereto are true and correct and
                  (b) certain other matters;

         (17) Certificate(s) of El Paso Production, dated as of even date herewith, certifying (a) as to incumbency and (b) certain other matters;

         (18) Certificate(s) of EPEC, dated as of even date herewith, certifying (a) as to incumbency and (b) certain other matters;

         (19) Certificate(s) of Delos, dated as of even date herewith, certifying (a) as to incumbency and (b) certain other matters;

         (20) Certificate(s) of Existence and Good Standing of the Borrower from the Secretary of State of the State of Delaware dated August 15, 2000;

         (21) Certificate of Existence and Good Standing of Argo I from the Secretary of State of the State of Delaware dated August 15, 2000;

         (22) Certificate of Existence and Good Standing of Argo II from the Secretary of State of the State of Delaware dated August 15, 2000;

         (23) Certificate of Existence and Good Standing of the Sponsor from the Secretary of State of the State of Delaware dated August 15, 2000;

         (24) Certificate of Registration as a foreign limited partnership of the Sponsor certified August 18, 2000 by the Secretary of State of the State of Texas;

         (25) Certificate of Authority as a foreign limited liability company of the Borrower certified August 21, 2000 by the Secretary of State of the State of Texas;

         (26) Certificate of Authority as a foreign limited liability company of the Borrower certified August 16, 2000 by the Secretary of State of the State of Louisiana;

         (27) Certificate of Existence and Good Standing of Borrower certified August 16, 2000 by the Secretary of State of the State of Texas;

         (28) Certificate of Existence and Good Standing of EPEC from the Secretary of State of the State of Delaware dated August 21, 2000;

         (29) Certificate of Authority as a foreign corporation of EPEC certified August 17, 2000 by the Secretary of State of the State of Texas;

         (30) Certificate of Existence and Good Standing of EPEC certified August 18, 2000 by the Secretary of State of the State of Texas;

         (31) Certificate of Existence and Good Standing of El Paso Production from the Secretary of State of the State of Delaware dated August 15, 2000; and

         (32) Certificate of Existence and Good Standing of Delos from the Secretary of State of the State of Delaware dated August 21, 2000.

                           The documents referred to in A.(1) through A.(3) are
                  referred to herein as the "Loan Documents" and, together with the documents referred to in A.(4) through A.(13), the "Transaction Documents." The Loan Documents, together with the Sponsor Agreement, are the "Enforceability Documents." The Borrower Parties, together with the Sponsor, are the "Opinion Parties."

                           In rendering the opinions expressed below, we have
                  examined the originals or photostatic, certified or conformed copies of all such agreements and certificates of public officials and such other documents and records and such matters of law as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

B. Opinions. Based upon and subject to the comments, assumptions, limitations, qualifications, and exceptions hereinafter set forth we are of the opinion that:

         (1) Each of the Borrower Parties is validly existing as a limited liability company, in good standing under the laws of the State of Delaware. Argo is duly qualified and is in good standing as a foreign limited liability company in Texas. The Sponsor is validly existing as a limited partnership, in good standing under the laws of the State of Delaware and is registered as a foreign limited partnership under the laws of the State of Texas.

         (2) Each Borrower Party has the limited liability company power and authority to execute and deliver each Loan Document and Financing Statement to which it is a party and to perform its obligations under each such Loan Document. Each Loan Document and Financing Statement has been duly authorized by all necessary limited liability company action on the part of each Borrower Party which is a party thereto. The Sponsor has the limited partnership power and authority to execute, deliver and perform its obligations under the Sponsor Agreement. The Sponsor Agreement has been duly authorized by all necessary limited partnership action.

         (3) Each Loan Document has been duly executed and delivered by each Borrower Party which is a party thereto, and the Sponsor Agreement has been duly executed and delivered by the Sponsor.

         (4) Each Enforceability Document constitutes the valid and binding obligation of each Opinion Party which is a party thereto enforceable against such Opinion Party in accordance with its terms.

         (5) To our knowledge, except as disclosed in the Loan Documents, there is no action, suit or proceeding at law or in equity or by or before any governmental or regulatory authority or agency, now pending or threatened, against any Borrower Party or the Sponsor (a) with respect to the Loan Documents or the Sponsor Agreement or any of the transactions contemplated thereby or (b) which, if adversely determined, would have a material adverse effect on the Borrower Parties, taken as a whole, or the Sponsor, as applicable.

         (6) The execution, delivery and performance by each Opinion Party of their respective obligations under each Loan Document and the Sponsor Agreement do not and will not (i) contravene or violate any Texas, New York or federal laws, (ii) to our knowledge, result in a violation of any order, judgment, decree, rule, injunction or permit applicable to or binding upon such Opinion Party, as applicable, except such contraventions or violations which would not have a material adverse effect on any Opinion Party or (iii) breach or result in a default under any agreement or instrument listed on Exhibit "B" hereto.

         (7) The Guarantee and Collateral Agreement and the Pledge Agreement create a legal, valid and enforceable security interest in favor of the Agent in the Borrower Parties' right, title and interest in the collateral constituting accounts, general intangibles, documents, instruments and chattel paper (as such terms are defined in the Uniform Commercial Code (the "UCC") in effect in the States of New York (the "New York UCC") and Texas (the "Texas UCC") as security for the obligations being secured thereby (to the extent such accounts, general intangibles, documents, instruments and chattel paper include collateral security of a type to which the Texas UCC or New York UCC are applicable) (the "Collateral").

         (8) The Texas and New York Financing Statements are in appropriate form and, when filed with the Secretaries of State of Texas and New York (which are the only offices under the Texas UCC and the New York UCC, respectively, to perfect the security interest in the Collateral for which perfection may be accomplished by filing a financing statement (the "Filing Collateral")), will result in the perfection of the security interest in such Filing Collateral except as hereinafter set forth:

                           (i) in the case of Collateral consisting of instruments (as such term is defined in Articles 8 and 9 of the Texas UCC and the New York UCC) not constituting part of chattel paper (as such term is defined in Articles 8 and 9 of the Texas UCC and the New York UCC), the Lenders' security interest therein will not be perfected by the filing of the Financing Statements but will be perfected if possession thereof is obtained and maintained in accordance with the provisions of Article 9 of the Texas UCC and the New York UCC;

                           (ii) in the case of Collateral consisting of non-identifiable cash proceeds, continuation of perfection of the security interest therein is limited to the extent set forth in Section 9.306 of the Texas UCC and 9-306 of the New York UCC;

                           (iii) in the case of Collateral in which a security interest can be perfected by the filing of appropriate financing statements,
                                    Article 9 of the Texas UCC and the New York
                                    UCC requires the filing of continuation
                                    statements within the period of six months prior to the expiration of five years from the date of the original filing and the date of filing of any continuation statement, to maintain the effectiveness of the filings referred to in this paragraph;

                           (iv) in the case of property which becomes Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of the case; and

                           (v) we note that perfection of the Lenders' security interest in "investment property" (as defined in Section 9-115(1)(b) of the New York UCC and in Section 9.115(a)(6) of the Texas UCC) by filing pursuant to Section 9-115(4)(b) of the New York UCC and Section 9.302(a)(9) of the Texas UCC is inferior to perfection by possession or "control" as defined in Section 8-106 of the New York UCC and Section 8.106 of the Texas UCC.

         (9) We call your attention to the fact that the perfection of the above security interest will be terminated (i) as to any Filing Collateral acquired by the Borrower Parties, more than four months after the applicable Borrower Party changes its name or identity so as to make the Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name or identity of the applicable Borrower Party are properly filed before the expiration of such four months and (ii) as to any Filing Collateral consisting of accounts and general intangibles (other than any accounts and general intangibles described in Section 9.103(e) of the Texas UCC), four months after a Borrower Party changes the location of its chief executive office to a new jurisdiction outside the State of Texas (or, if earlier, when perfection under the laws of the State of Texas would have ceased as set forth in Paragraph B.(8)(iii)), unless such security interest is perfected in such new jurisdiction before that termination. Continuation of perfection in any proceeds which are part of the property now or hereafter subject to a security interest or after- acquired property may, if such proceeds or after-acquired property consists of property of a type in which a perfected security interest cannot be obtained by filing a financing statement, require additional compliance with applicable provisions of the Texas UCC, other than the filing of financing statements, and we express no opinion as to the perfection and effectiveness of any security interest in any proceeds from the Filing Collateral initially subject to the security interest in favor of the Lenders or after-acquired property to the extent that the perfection or effectiveness depends on such additional compliance.

         (10) Except for any filings of the Financing Statements under the Texas UCC and New York UCC described in Paragraph B.(8), no approval, authorization or other action by, or filing with, any Texas, New York and/or federal governmental authority which has not been obtained, is required in connection with the execution and delivery of the Loan Documents or the Sponsor Agreement or the performance by the Borrower Parties or the Sponsor of their obligations thereunder except for (i) filings necessary to continue the perfection of liens, (ii) filings, consents or approvals required under any securities laws, rules or regulations for the exercise by the Agent of its rights and remedies under the Guarantee and Collateral Agreement or the Pledge Agreement (such as filing a registration statement), or (iii) routine limited liability company or partnership filings required to be made after the date hereof to maintain good standing and to maintain or renew licenses and permits or other routine business filings required by each of the Opinion Parties, and, in the case of the Sponsor, filings under the Securities Exchange Act of 1934, as amended.

         (11) Possession in New York by the Agent for the benefit of the Lenders of the instruments, chattel paper or certificated securities (when securities are in "control" of the secured party) constituting Collateral under the Guarantee and Collateral Agreement or the Pledge Agreement will result in, with respect to such instruments and chattel paper, perfection of a first priority security interests, and, with respect to such certificated securities, a security interest in the pledged security free of adverse claims, assuming that the Agent obtains possession in New York of such instruments, chattel paper and certificated securities (and the secured party maintains "control") in accordance with the provisions of the New York UCC and assuming that the Lenders do not have notice prior to or on the date of delivery of such Collateral of an adverse claim (as defined in Section 8-102(a)(1) of the New York UCC) or of circumstances described in Section 8-105 of the New York UCC and assuming continued possession (and "control" with respect to securities) in New York thereof by the Agent except as follows:

                           (i) such priority may be subject to claims or liens in favor of the United States or any agency or instrumentality thereof, including, without limitation, liens for the payment of federal, state or local taxes which are given priority by operation of law and liens under Title IV of ERISA;

                           (ii) such priority may be subject to security interests in favor of other Persons that exist pursuant to Section 9-304 of the New York UCC, if within 21 days prior to the date of delivery of any such instrument, chattel paper or certificated security to the Agent, the applicable Borrower Party shall have signed in favor of any Person other than the Lenders a security agreement which contains a description of such instrument, chattel paper or certificated security and shall have received new value therefor from such Person; and

                           (iii) we express no opinion as to the priority of the security interests in such instrument or chattel paper as against any lien creditor (as such term is defined in the New York
                                    UCC) to the extent that the security
                                    interests therein purport to secure any
                                    advances or other extensions of credit other than obligations incurred pursuant to existing commitments under the Loan Documents.

         (12) In a properly presented case, a Texas court, or a federal court sitting in the State of Texas and applying Texas choice of law principles, should uphold the choice of the laws (other than the conflict of law rules) of the State of New York to govern the Loan Documents.

         (13) None of the Borrower Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (14) None of the Borrower Parties is a "holding company," a "subsidiary company," or an affiliate of a "subsidiary company" or a "holding company" or a "public utility" in each case as such term is defined in the Public Utility Holding Company Act of 1935, as amended.

C. Comments, Assumptions, Limitations, Qualifications and Exceptions. The foregoing opinions are subject to the following comments, assumptions, limitations, qualifications, and exceptions:

         (1) This law firm is a registered limited liability partnership organized under the laws of the State of Texas. We have made no investigation or review of any matters relating to the Borrower other than as expressly listed above. Our opinions herein are limited to the Included Laws (herein defined) and we express no opinion herein as to any other laws. For purposes of this opinion letter, the term "Included Laws" means, to the extent they are normally (in our experience) applicable to transactions of the type contemplated by the Transaction Documents, (i) the laws, rules and regulations of the States of Texas and New York and the federal laws, rules and regulations of the United States of America and (ii) a review of the Revised Limited Partnership Act and Limited Liability Company Law of the State of

                  Delaware; provided that such term specifically excludes laws, statutes, judicial and administrative decisions, and the rules and regulations (i) of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof, or (ii) relating to securities issues, environmental issues, land use issues, taxes and intellectual property rights.

         (2) In rendering the opinions set forth above, we have assumed (a) the genuineness of all signatures other than those of each Opinion Party (or applicable representative), the authenticity of all Transaction Documents submitted to us as originals, the conformity to original Transaction Documents of all documents submitted to us as certified or photostatic copies thereof, and the authenticity of the originals of such certified or photostatic copies; (b) the due authorization, execution, and delivery of all agreements and Transaction Documents by all parties thereto other than the Opinion Parties; (c) the legal right and power of all parties other than the Opinion Parties under all applicable laws and regulations to enter into, execute and deliver all agreements and Transaction Documents;
                  (d) the requisite power and authority of all parties other than the Opinion Parties to enter into the Transaction Documents and other documents covered hereby and to consummate the transactions contemplated thereby; (e) that the Transaction Documents and other documents covered hereby constitute valid and binding obligations of all parties other than the Opinion Parties, enforceable against such parties, in accordance with their respective terms; (f) that no fraud or dishonesty exists with respect to any of the matters relevant to our opinions; (g) the absence of any requirement of consent, approval, or authorization by any Person or by any governmental authority with respect to any Parties other than the Opinion Parties which has not been obtained; (h) the mental competency of all individuals executing the Transaction Documents and other documents covered hereby; (i) the proceeds of any loans were used in accordance with the terms thereof;
                  (j) with respect to Paragraph B.(11), the initial delivery of all instruments, chattel paper or certificated securities constituting Collateral will be made in New York; (k) there exists only one copy of any chattel paper constituting Collateral and (l) with respect to the certificated securities described in Paragraph B.(11), the Guarantee and Collateral Agreement and the Pledge Agreement have resulted in the secured party (including any agent or bailee thereof) having "control" as such term is defined in Sections 8-106 and 9-115(2)(e) of the New York UCC and corresponding provisions of the Texas UCC, as applicable, and such certificates have been duly endorsed in blank or in the name of the secured party.

         (3) The enforceability of the Enforceability Documents may be limited by and subject to (a) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws affecting creditors' rights from time to time in effect;
                  (b) general principles of equity (regardless of whether applied in a proceeding in equity or at law), including commercial reasonableness and conscionability; (c) the power of the courts to award damages in lieu of equitable remedies;
                  (d) the qualification that certain provisions of the Enforceability Documents may not be enforceable in whole or in part under the laws of the States of Texas or New York or the United States, but the inclusion of such provisions does not affect the validity of the security interests and liens granted by the Guarantee and Collateral Agreement or the Pledge Agreement, and the Guarantee and Collateral Agreement and the Pledge Agreement contain adequate provisions for enforcing payment of the obligations thereunder, and for the practical realization of the rights and benefits afforded thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable federal and state law, rules, regulations and court decisions and by constitutional requirements in and of the States of Texas, New York and the United States; and (e) the limitation that the right to indemnification and contribution contained in the Enforceability Documents may be limited by federal or state laws or the policies underlying such laws.

         (4) We express no opinion as to the enforceability of any provisions contained in the Enforceability Documents purporting to (i) allow the acceleration of the maturity of any indebtedness, the institution of foreclosure proceedings or the exercise of any other rights without notice to the Opinion Parties, or any other signatory party thereto or bound thereby, including the notice of intent to accelerate and notice of such acceleration; (ii) provide for specific performance; (iii) allow the Agent or any other secured party to treat any portion of the applicable Collateral as if such secured party owned it prior to foreclosure, including exercising voting and consensual rights with regard to the interests pledged pursuant to the Guarantee and Collateral Agreement and the Pledge Agreement pledged to such secured party prior to such secured party foreclosing on such pledged interests; (iv) grant by any Opinion Party of an irrevocable power of attorney or agency; (v) restrict access to legal or equitable remedies (including, without limitation, proper jurisdiction, venue and forum non-conveniens and the right to claim or recover special, exemplary, indirect, punitive, or consequential damages); (vi) covenant to take actions, the taking of which are discretionary with or subject to the approval of a third party or which are otherwise subject to a contingency, the fulfillment of which is not within the control of the party so covenanting (vii) relate to delay or failure by any Lender or any other party to exercise any right, remedy, or option under the Enforceability Documents not operating as a waiver; (viii) establish evidentiary standards; (ix) set off against any Opinion Party's accounts, any amounts belonging to a third party or otherwise held in a fiduciary capacity; (x) submit the parties to the jurisdiction of the courts of New York property that is not located in the State of New York; (xi) retain liability against any debtor for a deficiency after foreclosures to the extent that such foreclosures are not conducted in accordance with applicable laws; (xii) provide that a specific number of days constitutes reasonable notice under the New York UCC or Texas UCC; (xiii) permit the Agent or any other party to sell, lease, or assign any Collateral, or any other collateral for credit without assuming any credit risk therefor or to retain cash proceeds received upon the realization of any of the Collateral or any other collateral as collateral for any obligation rather than applying such cash proceeds to the obligations secured thereby; (xiv) establish, as to third parties, nonculpability for actions taken by a lienholder; (xv) preserve and maintain the liability of an Opinion Party other than the Borrower despite the fact that the guaranteed debt is unenforceable due to illegality or the fact that the Lenders have voluntarily released the primary obligor's liability on the guaranteed debt or the fact that any Collateral securing the guaranteed debt has been willfully, unreasonably, or unjustifiably impaired; (xvi) prohibit oral amendments to a waiver of provisions of such documents or limiting the effect of a course of dealing between the parties thereto; (xvii) provide for arbitration or other provisions concerning dispute resolution, including but not limited to the waiver of right to a jury trial; (xviii) relate to the recovery of liquidated damages; (xix) provide for the disclaimer of warranties; and
                  (xx) authorize, in the Guarantee and Collateral Agreement, the Agent with a power of attorney or agency to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral subject to the Guarantee and Collateral Agreement.

         (5) We have not examined title to any of the Collateral or any other collateral and express no opinion as to title. We have further assumed that (i) each applicable Borrower Party owns or has rights in the Collateral, (ii) some or all of the proceeds of the loans have been advanced to the Borrower,
                  (iii) the Agent, when and if acquired, will maintain possession (and "control" with respect to securities) in New York or Texas, as applicable, or other appropriate location of all the items of the Collateral and any other collateral which may be perfected only by the secured party's taking possession thereof, including, without limitation, instruments, chattel paper and securities and money, (iv) that all documents and instruments constituting part of the Collateral are and will be located in the States of New York and Texas for all periods of time pertinent to our opinion, and (v) the counterparties to the Transaction Documents have relied upon the representations and warranties and certain agreements of the other parties thereto in making the loans and other agreements contained therein.

         (6)      We express no opinion as to:

                  (a) the priority of any security interest sought to be created in any of the Collateral or any other collateral other than the priority opinions expressed in Paragraph B.(11);

                  (b) the validity or perfection of any security interest sought to be created in any of the Collateral or any other collateral consisting of items which are subject to a certificate of title statute;

                  (c) the perfection of any security interest sought to be created in any interest in or claim in or under any policy of insurance (except as such may be proceeds);

                  (d) the validity or perfection of any security interest sought to be created in deposit accounts or any property interests which are excluded from the coverage of Articles 8 or 9 of the Texas UCC, or any accounts receivable to the extent that they are subject to the Federal Assignment of Claims Act;

                  (e) the perfection of any security interest in any of the Collateral or any other collateral which consists of causes of action, choses in action, consumer goods, equipment used in farming operations, farm products, crops, timber, minerals and the like or accounts resulting from the sale thereof, fixtures, letters of credit, patents, servicemarks, copyrights or trademarks; and

                  (f) the perfection of any security interest created by the Borrower in any of its Collateral (such as equipment or inventory in which the Borrower has rights located in the State of Louisiana or on the Outer Continental Shelf adjacent to the State of Louisiana, to the extent deemed within the State of Louisiana pursuant to federal and Louisiana law, other than mobile goods of a type normally used in more than one jurisdiction) in favor of the Agent.

         (7) We wish to point out that Section 9-103 of the New York UCC and Section 9.103 of the Texas UCC provides certain rules for the perfection of security interests and the effect of perfection or non-perfection of security interests in multiple state transactions and will affect the enforceability of any choice of law provisions included in the Guarantee and Collateral Agreement and the Pledge Agreement as well as the perfection and the effect of perfection or non-perfection of security interests created thereunder. To the extent that the express choice of law provisions of the Transaction Documents provide otherwise, such provisions are unenforceable.

         (8) In rendering the opinions set forth in Paragraphs B.(1), B.(5) and B.(6), the scope of our review has been limited to a review of those instruments and matters described in A.(4) through A.(32) and Exhibit "B", as material to the parties named therein. The phrase "to our knowledge" and similar phrases or terms as used herein mean that in the course of our review of instruments so certified no facts or circumstances have come to the conscious awareness of attorneys regularly practicing in the Houston office of this law firm that lead us to believe otherwise than the particular opinion we are expressing. Although we have not and cannot make an independent evaluation as to the materiality of the effect of any litigation, we have set forth on Exhibit "A" a list of all litigation pending against the Borrower Parties, of which we are aware for our review. We further advise you that we have not undertaken any outside or additional investigation and, accordingly, the statements and opinions expressed herein are based solely upon information which is believed, but not guaranteed, to be accurate and our statements and opinions are subject to change or modification in the event there is additional material information not known to us.

         (9) We note that the Borrower Parties have represented and warranted that their chief executive officers are located in the State of Texas and, with your consent, we have assumed that such is the case.

         (10) In rendering our opinion in Paragraph B.(14), with your consent we have relied without independent investigation upon
                  (a) the certificates listed in Paragraphs A.(15) and A.(16) and (b) the opinion delivered to you, dated even date herewith, of Gregory W. Jones of El Paso Energy Corporation relating to such matters.

         (11) With respect to the Enforceability Documents and our opinions set forth in Section B insofar as they deal with enforceability of the choice of New York law provisions in the Enforceability Documents, we understand that the following facts are true and complete: (a) payment will be made under the Credit Agreement in New York; (b) the parties have elected and agreed that the Transaction Documents will be governed by the laws of the State of New York, except as expressly stated therein; (c) each of the Agent's chief executive office and principal office is in New York; and (d) the Agent and all or substantially all of the Lenders maintain a representative office in New York.

         (12) In addition to the foregoing qualifications, our opinions expressed above are based on, and qualified by, the following analysis of Texas law relating to the effectiveness of a choice of law as between contracting parties:

                  The State of Texas has enacted Section 35.51 ("Section 35.51") of the Texas Business and Commerce Code (the "TBCC"), effective as of September 1, 1993. We have assumed the constitutionality of Section 35.51. Based on the facts set forth above in the Paragraph C.(11), we are of the opinion that a court applying Texas conflict of law rules in a properly presented and argued cause would find that the transactions contemplated by the Enforceability Documents constitute a "Qualified Transaction" as such term is defined in Section 35.51(a)(2) (the "Transactions"). In addition, in reliance upon such facts and the criteria set forth in Section 35.51(d), we are of the opinion that the Transactions bears a "reasonable relation" to New York, which is the jurisdiction whose law has been chosen to govern certain issues in the Enforceability Documents. Accordingly, we believe that a court applying Texas conflict of laws rules in a properly presented and argued case would give effect to the express choice of law provisions contained in the Enforceability Documents, other than the conflicts of laws rules of such jurisdiction. The ability of the parties to choose the applicable law pursuant to Section 35.51(b) may be affected by the provisions of
                  Section 35.51(e). The applicability of Section 35.51(b) may be affected by the provisions of Section 35.51(f)(4). Our opinions in Paragraph B.(4) do not cover any matters excluded from the applicability of Section 35.51(b) by the operation of
                  Section 35.51(f)(4). In that regard, Section 1.105(b) of the TBCC provides that the applicable law with respect to certain matters under the TBCC will be determined by rules set forth in sections of the TBCC other than Section 35.51, and Section 35.51(f)(4) recognizes that such other sections control the choice of law in such cases. Chapters 1.B through 1.H of the Texas Credit Code and Subtitle A of Title 4 of the Texas Finance Code, which statutes contain the applicable provisions setting the usury rates that would govern the transactions under the Enforceability Documents under Texas law if Texas law were applicable to such transaction (collectively, the "State Statute"), do not contain an express choice of law provision, and, therefore, in a properly presented and argued case, a Texas court would find that the State Statute is not a statute of the type described in Section 35.51(f)(4). We are unaware of any case holding that a particular statute is a statute of the type described in Section 35.51(f)(4).


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


                                                                               1


         This letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This letter is solely for your benefit and the benefit of any Eligible Transferees and no other Persons shall be entitled to rely upon the opinions herein expressed. This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any Transaction Document and may not be furnished to any other Person or entity.


                         Very truly yours,





                         AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                    Exhibit A


                                   Litigation







                                      None.

                                    Exhibit B


Platform Hull Construction Contract;

Installation Agreement;

Topside Construction Contract;

Engineering Services Agreement;

Pipeline Construction Contract; and

Processing Agreement.

                                   EXHIBIT B-2

                                    [FORM OF]

                        OPINION OF GREGORY W. JONES, ESQ.

                           [El Paso Energy letterhead]

                                 August 23, 2000

To each of the Lenders, the Administrative Agent and the Arranger
c/o The Chase Manhattan Bank,
As Administrative Agent for the Lenders
One Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 4.01(b) of the Credit Agreement dated as of August 23, 2000, (the "Credit Agreement"), among Argo, L.L.C., the banks and other financial institutions from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, and Chase Securities Inc., as Arranger. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

         I have acted as counsel for Argo, L.L.C., Argo I, L.L.C., Argo II, L.L.C., El Paso Energy Partners, L.P., El Paso Energy Corporation, El Paso Production GOM Inc., and El Paso Field Services Company (each an "El Paso Entity"). In rendering the opinions expressed below, I have examined the originals or photostatic, certified or conformed copies of all such agreements, certificates of public officials and such other documents and records of such matters of law as I deem necessary or appropriate as a basis for the opinions hereinafter expressed.

         Based upon and subject to the comments, assumptions, limitations, qualifications, and exceptions hereinafter set forth, I am of the opinion that:
No El Paso Entity is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Holding Utility Company Act of 1935, as amended.

         I am admitted to practice in the States of Texas and Louisiana (inactive status). I hold myself out as an expert in the laws of the States of Texas and Louisiana and the federal laws of the United States, and I express no opinion herein as to the laws of any jurisdiction other than the States of Texas and Louisiana and the United States of America. The phrase "to my knowledge" as used herein means that no facts or circumstances have come to my conscious awareness that lead me to believe otherwise than the particular opinion I am expressing.

         This letter and the matters addressed herein are as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This letter is solely for your benefit and no other Person shall be entitled to rely upon the opinions herein expressed. This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Without my prior written consent, this letter may not be quoted in whole or in part or otherwise referred to any document and may not be furnished to any other Person or entity.

                                          Very truly yours,


                                          Gregory W. Jones

                                   EXHIBIT B-3

                                    [FORM OF]

                          OPINION OF PHELPS DUNBAR, LLP


                                 August 23, 2000


The Chase Manhattan Bank,                                               16914-1
as Administrative Agent for the Lenders, and the Lenders party to the Credit Agreement
One Chase Manhattan Plaza
New York, NY 10081

         Re:      El Paso Energy Partners, L.P./Argo, L.L.C. Credit Agreement

Ladies and Gentlemen:

         We have acted as special Louisiana counsel to Argo, L.L.C., a Delaware limited liability company ("Borrower"), for certain limited purposes in connection with the Credit Agreement dated as of August 23, 2000 among Borrower, the lenders party thereto (the "Lenders") and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Agent").

         For purposes of this opinion letter, "State" means Louisiana. Capitalized terms used herein without definition shall have the respective meanings given them in the Credit Agreement.

         In rendering the opinions set forth below, we have examined and have relied upon copies of the following executed documents (collectively, the "Credit Documents"):

         (i) the Guarantee and Collateral Agreement dated as of August 23, 2000 (the "Security Agreement") by Borrower in favor of the Agent;

         (ii) one (1) Financing Statement by Borrower, as debtor, in favor of the Agent, as secured party, intended to be recorded with the uniform commercial code records of the Recorder of Mortgages in Orleans Parish, Louisiana or the Clerk of Court in any other parish (such records of the Recorder of Mortgages or any such Clerk of Court being a "Filing Office") (the "Financing Statement");

         (iii) the Pledge and Security Agreement dated as of August 23, 2000 (the "Pledge Agreement") by Argo I, L.L.C., a Delaware limited liability company ("Parent"), in favor of the Agent;

         (iv) the Sponsor Agreement dated as of August 23, 2000 (the "Sponsor Agreement") by El Paso Energy Partners, L.P., a Delaware limited partnership ("Sponsor"; Borrower, Parent and Sponsor are sometimes referred to as the "Loan Parties"), in favor of the Agent; and

         (v)      the Credit Agreement.

The documents at items (i), (iii), (iv) and (v) are sometimes referred to as the "New York Credit Documents". The documents at items (i), (ii) and (iii) are sometimes referred to as the "Collateral Documents".

         We also have reviewed such other instruments, documents and agreements and have made such other investigation as in our judgment we have deemed necessary or applicable to enable us to render the opinions expressed below.

         As to questions of fact material to the opinions rendered herein, we have, when relevant facts were not independently established by us, relied upon representations and recitals in the Collateral Documents.

         In rendering the opinions expressed herein, we have assumed, without independently verifying such assumptions, (a) the genuineness of all signatures on all of the Credit Documents, (b) the authenticity of all Credit Documents submitted to us as originals, (c) the conformity to originals of all Credit Documents submitted to us as copies, (d) that each Loan Party is a limited liability company, partnership or corporation duly organized, validly existing and in good standing under the laws of its state of formation, (e) that each Loan Party has the power and authority to execute, deliver and perform each of the Credit Documents to which it is a party and that the Credit Documents have been duly executed and delivered, (f) that the execution, delivery and performance by each Loan Party of its Credit Documents will not violate any state or federal law or regulation, (g) that each of the Credit Documents has been duly authorized by all necessary limited liability company, member, partnership, partner, corporate and shareholder action, as the case may be, for each Loan Party, (h) that the execution, delivery and performance of the Credit Documents by each Loan Party does not and will not conflict with or result in any breach or violation of any of the terms or provisions of any of such Loan Party's limited liability company, partnership or corporate documents or of any judgment, agreement, document or instrument to which such Loan Party is a party or by which it is bound, and (i) the due organization of each Lender and the Agent, the due authorization, execution and delivery of the respective Credit Documents by the Lenders and the Agent and that the Lenders and the Agent have full power and authority to execute, deliver and perform their respective obligations thereunder. We have further assumed that there are no documents or agreements among the Agent, the Lenders, the Loan Parties and any other parties to the Credit Documents (or any lesser combination of said parties) which alter the provisions of any of the Credit Documents and which would have an effect on the opinions expressed in this opinion letter. References in this paragraph to the Loan Parties, to the extent they relate to Sponsor, also relate to its corporate or limited liability company general partner, if any. We have made no independent investigation of factual information contained in any of the Credit Documents reviewed by us, and we have not made any examination of accounting or financial matters, nor do we express any opinions with respect thereto.

         We have not made any investigation and do not express an opinion as to matters of title to, rights in or the description of properties covered by the Collateral Documents, or (other than as set forth in paragraph 2 below) as to the enforceability of the New York Credit Documents (including without limitation the validity of the creation or liens, security interests and other encumbrances thereunder) or as to the priority of liens, security interests and other encumbrances affected by the Credit Documents. We have assumed that (A) the Platform is not required to be documented as a vessel, and it will not be documented as a vessel, under 46 U.S.C. ss.12102, (B) the security interests granted by Borrower and Parent under the Security Agreement and the Pledge Agreement are enforceable by the Agent, on behalf of itself and the Lenders, against Borrower and Parent and have attached, in accordance with the laws of the State of New York, which laws are stated to govern the Security Agreement and the Pledge Agreement, (C) the Lenders have provided value to Borrower and Parent, and (D) the information on the Financing Statement (including without limitation tax identification numbers) is correct.

         Based upon and subject to the foregoing and to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

         1. Upon the proper filing of the Financing Statement with a Filing Office, the security interests created by Borrower under the Security Agreement in its Collateral (as defined in the Security Agreement) (such as equipment and inventory in which Borrower has rights located in the State or on the Outer Continental Shelf adjacent to the State to the extent deemed within the State pursuant to federal and Louisiana law, other than mobile goods of a type normally used in more than one jurisdiction) which also is described in the Financing Statement and in which a security interest may be perfected by the filing of a financing statement in the State under the Louisiana Commercial Laws -- Secured Transactions (Chapter 9 of the Uniform Commercial Code) (the "La. UCC-Ch. 9") (the "Borrower Collateral"), will be perfected in favor of the Agent.

         2. Notwithstanding that the New York Credit Documents state that they are to be governed by and construed in accordance with the laws of New York, if the laws of the State were applicable to the New York Credit Documents, then the New York Credit Documents would constitute the legal, valid and binding obligations of each Loan Party, as the case may be, enforceable against them in accordance with the respective terms thereof.

         In addition to any exceptions, qualifications and assumptions noted above, the foregoing opinions are subject to the following exceptions, qualifications and assumptions:

         (A) The opinions expressed herein are subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, moratorium or similar laws affecting generally the enforcement of creditors' rights; and (ii) general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, which may limit the validity of certain provisions and the availability of certain remedies, such as self-help, injunctive relief and specific performance.

         (B) The opinions expressed herein also are subject to the further qualifications that certain of the remedial provisions of the New York Credit Documents are or may be limited or unenforceable in whole or in part under Louisiana law, although the inclusion of such provisions does not render the New York Credit Documents invalid as a whole and such limitations do not in our opinion, subject to the other exceptions and limitations set forth herein, make the remedies provided for therein (taken as a whole) or pursuant to applicable law inadequate for the realization of the benefits intended to be afforded thereby, excluding the economic consequences of any procedural delay that may result from such limitations.

         (C) We express no opinion as to the validity, performance and enforceability under Louisiana law of the following provisions in the New York Credit Documents (and likewise, we express no opinion whether a court applying Louisiana law would give effect to the choice of New York law as governing the validity, performance and enforceability of the New York Credit Documents as to the following provisions): (i) authorizations or availability of self-help and non-judicial remedies and of executory process; (ii) requirements in the New York Credit Documents that the provisions thereof may be amended or waived only by an agreement in writing signed by all (or at least certain) parties thereto, including provisions authorizing the delay or failure to exercise a right without waiving such right; (iii) irrevocable appointments of a party as the agent or attorney-in-fact of another party and any power of attorney attempted to be granted to such party; (iv) provisions purporting to establish that funds or other property will be held by a party in trust for another party; (v) waiver of jury trial, consents to jurisdiction, venue and service, waivers of claims, counterclaims, defenses or damages not now known or presently in existence, or global waivers of rights and remedies afforded by law; (vi) provisions relating to the severability of agreements; (vii) provisions purporting to establish evidentiary standards or the reasonableness or conclusiveness of actions or determinations; (viii) provisions which purport to waive any party's obligation to use reasonable care in the custody and preservation of collateral in its possession; (ix) provisions indemnifying a party against such party's own gross negligence or willful misconduct; (x) any provision that purports to preclude the right of a party to assert defenses with respect to its obligations or covenants under any of the New York Credit Documents in pleadings in judicial proceedings, provided that this exception does not imply that such defenses will be successful or that waivers of rights by such parties not covered by other exceptions in this opinion are unenforceable; (xi) provisions for the continuation, reinstatement or revival of the New York Credit Documents or portions thereof and obligations thereunder or the restoration of obligations or liens thereunder after their termination, release or performance or after judicial proceedings pertaining thereto are abandoned or determined adversely;
(xii) the ability to recover attorney's fees to the extent that a court should determine that such attorney's fees are not reasonable in amount; (xiii) waivers of the right of redemption or of certain provisions of the Louisiana Code of Civil Procedure; (xiv) covenants, defaults and remedies therein (particularly those committed to the sole discretion of the Agent or the Lenders) if a Louisiana court (or other court applying Louisiana law) determines that such enforcement would be unreasonable or not be undertaken in good faith under the then existing circumstances; (xv) provisions in the Sponsor Agreement purporting to continue the liability of Sponsor thereunder notwithstanding (a) any defenses to the Obligations that Borrower could assert under the Credit Agreement or the other obligations guaranteed by Sponsor thereunder that Borrower could assert under each Project Document or that Parent could assert under the LLC Agreement, except lack of capacity or discharge in bankruptcy of Borrower or Parent, as the case may be, or (b) a modification or amendment of the Obligations or the other obligations guaranteed thereunder or the Financing Documents, the Project Documents or the LLC Agreement or an impairment of real security held for such Obligations or other obligations guaranteed thereunder, in any material manner and without the consent of Sponsor if Sponsor is prejudiced by such action;
(xvi) the effect of any failure to provide Sponsor with written notice of any default under any Obligations or other obligations guaranteed under the Sponsor Agreement that would require a payment thereunder and with an opportunity to cure the default; (xvii) any waiver of or required delay in enforcing Sponsor's rights of subrogation against Borrower or Parent; (xviii) requirements that a party pay or be liable for a deficiency judgment if in contravention of the Louisiana Deficiency Judgment Act; (xix) provisions which permit acceleration of indebtedness without notice; and (xx) provisions allowing an Event of Default to be declared if a Material Adverse Effect could reasonably be expected to occur in respect of Environmental Liabilities.

         (D) Without limiting the generality of the foregoing, we express no opinion herein as to the enforceability of the New York Credit Documents under New York law.

         (E) We also express no opinion herein (i) as to the enforceability of the Project Documents, the LLC Agreement or of the provisions in Sections 2 and 8 of the Security Agreement, and (ii) as to the perfection of security interests granted under the Pledge Agreement and the effect of perfection and non-perfection of security interests in the collateral subject to the Pledge Agreement.

         (F) The account debtors of Borrower will not be bound by the assignments of their accounts until notified of such assignments and may, until so notified, pay or otherwise deal with Borrower.

         (G) (1) We call your attention as to the Borrower Collateral to the fact that (i) the continuation of perfection of security interests in proceeds is limited to the extent set forth in Section 9-306 of the La. UCC-Ch. 9; and
(ii) a perfected security interest may become unperfected (a) if Borrower Collateral located (or deemed located) in the State is removed from the State to another state (or the Outer Continent Shelf adjacent to such other state) or if Borrower's chief executive office is located in the State and hereafter is moved from the State to another state, and in each case appropriate steps are not taken in that other state, or (b) if the Financing Statement becomes seriously misleading due to changes in the name, identity, taxpayer identification number or limited liability company structure of Borrower, and (iv) a perfected security interest in goods may be lost if the goods (a) are installed in or affixed to, or become a part of a product or mass with, goods that are not items of Borrower Collateral, or (b) become a fixture unless an appropriate fixture filing is made as provided in the La. UCC-Ch. 9.

                  (2) In order to maintain the perfection of the security interests perfected by the filing of the Financing Statement, it will be necessary to file a continuation statement with respect thereto with the same Filing Office where the Financing Statement was originally filed within the six month period prior to the expiration of five years after the date of the filing thereof and within each six month period prior to the expiration of each five years thereafter.

                  (3) We call to your attention as to the Collateral (hereinafter defined) to the fact that buyers and purchasers of such Collateral, whether or not in the ordinary course of business, in certain circumstances described in Sections 9-307, 9-308, and 9-309 of the La. UCC-Ch. 9 may acquire such collateral free of the security interest therein.

         (H) The opinions given above as to the perfection of security interests under the Financing Statement in the Borrower Collateral do not apply to property subject to perfection procedures other than the filing of a financing statement pursuant to the La. UCC-Ch. 9. We express no opinion as to the laws of any other state relating to the perfection or effect of perfection or non-perfection of a security interest in any portions of the Borrower Collateral subject to the laws of such other state. We express no opinion as to (i) the perfection of security interests in condemnation awards (or causes of action pertaining thereto) or insurance policies, premiums or proceeds (other than insurance proceeds payable by reason of loss or damage to the Borrower Collateral as provided in the La. UCC-Ch.9 Section 9-306); and (ii) the effectiveness of the Security Agreement or the Pledge Agreement in creating, or of the Financing Statement in perfecting, a lien in (a) any contract, license, governmental permit or certificate or other property which by its terms cannot be transferred (other than the creation of a lien in accounts or general intangibles for money due or to become due) or in which a security interest cannot be created under applicable law, (b) any Borrower Collateral or any collateral covered by the Pledge Agreement in which Parent has rights and in which a security interest may be granted under the La. UCC-Ch.9 (together with the Borrower Collateral, collectively referred to as the "Collateral") of a type as to which the federal laws of the United States have preempted the La. UCC-Ch. 9 (including without limitation trademarks and other intellectual property rights), (c) any portion of the Collateral which is subject to a statute or treaty of the United States which provides for a national or international registration or certificate of title or which provides a place of filing different from that specified in the La. UCC-Ch. 9, (d) any portion of the Collateral to the extent that the definition or scope of application of the New York Uniform Commercial Code with respect to such portion of such Collateral is broader than the definition under or scope of application of the La. UCC-Ch. 9 with respect to such portion of the Collateral, and (e) deposit accounts, judgments, undescribed causes of actions and claims, bankruptcy claims or rights, farm products, crops, minerals or accounts (including rents, royalties, and bonuses) resulting from the sale of minerals, mineral or oil and gas leases, goods located outside the State, consumer goods, motor vehicles or other goods covered by a certificate of title, goods covered by a document of title, stocks and other types of securities and dividends and other types of distributions.

         (I) Federal and Louisiana law do not unequivocally establish that the La. UCC-Ch. 9, and the filing of the Financing Statement, will be recognized as effective to perfect security interests in Borrower Collateral located on, arising from or relating to the Outer Continental Shelf because the La. UCC-Ch. 9 in nent provisions refers to the law of the jurisdiction where pertinent goods or wellheads are located, and depending upon where the Borrower Collateral is located it may or may not be considered under the Federal Outer Continental Shelf Lands Act, 43 U.S.C. ss.1331, et seq., and related regulations (such act and regulations being the "OCS Act") to be deemed to be located in the State. However, in our experience, the filing procedures set forth herein represent practices followed by careful parties in the industry. In the absence of definitive jurisprudence, nonetheless, we cannot advise you that these actions absolutely protect the rights of the Agent and the Lenders under the Security Agreement and the Financing Statement with respect to Borrower Collateral located on, arising from or relating to the Outer Continental Shelf.

         (J) We express no opinion as to the creation by the Security Agreement or the Pledge Agreement, or the perfection by the Financing Statement, of assignments of or security interests in contracts with the United States, any state of the United States, any foreign government or any agency or department of any of the foregoing.

         (K) The description of the Borrower Collateral contained in the Financing Statement (and to the extent Louisiana law is relevant or applicable thereto, the Security Agreement) includes the term "general intangibles" or words to that effect. While this general description by itself may be sufficient to include in such collateral the property interests which are intended, you should be aware that this general description may be subject to dispute as to whether a particular property interest is or is not included in the perfection of the security interests, and the degree of specificity required for the description of such property interests has not been established under Louisiana jurisprudence following the enactment of the La. UCC-Ch.9, and jurisprudence in other states which might serve as persuasive authority appears inconsistent as to this matter. Also, we express no opinion as to the effectiveness of the Financing Statement (and to the extent Louisiana law is relevant or applicable thereto, the Security Agreement) in creating or perfecting a security interest in all general intangibles as so described by consideration of those words only (without regard to more specific descriptions contained therein).

         (L) We express no opinion (i) with respect to compliance with any applicable laws governing the use, development, operation or ownership of any of the Collateral, including, without limitation, environmental laws, building codes, zoning and other land use restrictions, occupational safety and health laws and use and occupancy permits, and (ii) as to whether any Loan Party possesses all of the permits, licenses, franchises and other rights necessary to conduct its business as currently, or anticipated to be, conducted.

         We are admitted to practice in the State of Louisiana. We express no opinions as to matters under or involving laws of any jurisdictions (including the federal laws of the United States of America) other than the State and, as to federal law, the OCS Act.

         The opinions set forth above are rendered as of the date of this letter, and we undertake no obligation, and hereby disclaim any obligation, to update or supplement this opinion with respect to subsequent changes in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

         This letter expresses our legal opinion as to the foregoing matters based upon our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above. This opinion is solely for your benefit in connection with this transaction and may be relied upon only by you and the Lenders (and your and their successors and assigns and respective participants) and your counsel, Vinson & Elkins L.L.P.; provided, that we express no opinion with respect to any issue arising out of or related to the identity or status of any such assignee or participant. This opinion is not to be otherwise used, relied upon circulated or quoted without the express prior written consent of this firm, except that this opinion may be circulated to your counsel and as shall be required by applicable law.

                                  Very truly yours,

                                    EXHIBIT C

                                    [FORM OF]

                       INDEPENDENT ENGINEER'S CERTIFICATE

         ABS Group Inc., a New York corporation (the "Independent Engineer") has been advised that ARGO L.L.C. (the "Company") is a party to a Credit Agreement, dated as of August 23, 2000 (the "Credit Agreement"), among the Company, The Chase Manhattan Bank, as Administrative Agent, and the lenders party thereto, and further acknowledges that it has been appointed as an "Independent Engineer" under the terms of ABS Group's Agreement with Chase Securities, Inc. Additional capitalized terms used in this certificate and not defined herein shall have the meanings given to such terms in the Credit Agreement. The Independent Engineer hereby certifies to Chase Securities Inc.:

         The Independent Engineer has reviewed the information set forth in the certificate of the Borrower, which certificate is attached hereto as Annex A, and hereby confirms that the Project Costs to be paid or to be incurred through the Conversion Date do not and are not anticipated to exceed the sum of the amounts available under the Construction Loans and the Base, Construction and Contingent Equity Contribution Amounts.

         The Independent Engineer hereby confirms that based upon the work completed, the information and schedules provided by Company and reviewed by Independent Engineer to date, provided there are no unscheduled or unanticipated delays to the progress of the Project, that it is reasonable to expect that the Project will achieve Final Completion by the Date Certain.

         IN WITNESS WHEREOF, the duly authorized representative of the Independent Engineer has executed this certificate on this _______ day of ________, [200__].

                                      INDEPENDENT ENGINEER:

                                      ABS GROUP INC.


                                      By:
                                          -------------------------
                                          Name:
                                          Title:

         No liability of any nature whatsoever shall attach to this certificate and the statements contained herein. Independent Engineer has reviewed the documents, information and certificates provided, directly or indirectly, by the Company and its agents and this certificate should not be read in isolation but should be reviewed in conjunction with such documents, information and certificates.

                                    EXHIBIT D

                                    [FORM OF]

                                      NOTE



$__________                                                     August 23, 2000


          ARGO, L.L.C., a Delaware limited liability company (the "Borrower"), for value received, promises and agrees to pay to [ ] (the "Lender"), or order, at the Payment Office of THE CHASE MANHATTAN BANK (the "Administrative Agent"), at 270 Park Avenue, 8th Floor, New York, New York 10017, the principal sum of [___________________________________] DOLLARS ($___________________), or such lesser amount as shall equal the aggregate principal amount of the Loans made by the Lender hereunder to the Borrower under the Credit Agreement, as hereinafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Loans made by the Lender to the Borrower under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of each such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         In addition to and cumulative of any payments required to be made against this Note pursuant to the Credit Agreement, this Note, including all principal and accrued interest then unpaid, shall be due and payable on the Final Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this Note shall be applied in the manner set forth in the Credit Agreement.

         This Note is one of the Notes referred to in the Credit Agreement dated as of August 23, 2000, by and among the Borrower, The Chase Manhattan Bank, individually and as Administrative Agent; and the financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement"). This Note evidences the Loans made by the Lender thereunder and shall be governed by the Credit Agreement. Capitalized terms used but not defined in this Note and which are defined in the Credit Agreement shall have the respective meanings herein as are assigned in the Credit Agreement.

         The Lender is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this Note, the Type of each Loan, the amount and date of each payment or prepayment of principal of each such Loan received by the Lender and the Interest Periods and interest rates applicable to each Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Loan.

         Except only for any notices which are specifically required by the Credit Agreement or the other Financing Documents, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment of Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

         This Note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security Documents.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK FROM TIME TO TIME IN EFFECT.




                                        ARGO, L.L.C.



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A

This Note evidences Loans made by the Lender under the within-described Credit Agreement to the Borrower, in the principal amounts set forth below, which Loans are of the Type, at the Interest Rate and for the Interest Periods and were made on the dates set forth below, subject to the payments of principal set forth below:

                                               Interest
             Principal                         Period/       Date of       Amount     Balance
             Amount of            Interest     Maturity      Payment or    Paid or    Out-
Date Made    Loan          Type   Rate         Date          Prepayment    Prepaid    Standing
---------    -----------   ----   ---------    ----------    ----------    -------    --------

---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------
---------    -----------   ----   ---------    ----------    ----------    -------    --------

                                    EXHIBIT E

                                    [FORM OF]

                               WITHDRAWAL REQUEST

                                     [Date]

To: The Chase Manhattan Bank,
    as Administrative Agent and as Account Bank

From: Argo, L.L.C.

Re:  Credit Agreement dated as of August 23, 2000

Ladies and Gentlemen:

          We refer to the above-mentioned Credit Agreement (as amended from time to time in accordance with the provisions thereof, the "Credit Agreement"). Terms used herein shall bear the same meaning as ascribed thereto in the Credit Agreement. We hereby request that the sums requested in Annex A hereto (the "Withdrawal") be paid from the Project Account(s) to the recipient or Project Account (the "Recipient") on the date(s), specified therein. We hereby represent and warrant that no Event of Default has occurred and is continuing and that we are entitled, pursuant to the terms of the Credit Agreement and the other Financing Documents, to request the Withdrawal in the manner, and in the amount, set out in this Withdrawal Request.

                                             Yours faithfully,


                                             By:
                                                 ----------------------------
                                             Name:
                                                   --------------------------
                                             Title:
                                                    -------------------------

                                     ANNEX A

[Exhibit A should specify amount sum requested, name of each Project Account from which Withdrawal(s) will be made, the account details of the recipient of the Withdrawal(s) or, where relevant, the Project Account to which such amounts are to be credited and the date payment is to be made.]

                                    EXHIBIT F

                                    [FORM OF]

                            SUBORDINATION PROVISIONS

         1. No payment or prepayment shall be made by the Borrower or its Subsidiaries on account of any principal, interest or premium, if any, (whether at the option of the holder or otherwise) on any Indebtedness (the "Member Indebtedness") permitted pursuant to Section 6.01(c) of the Credit Agreement dated as of August 23, 2000, among Argo, L.L.C., The Chase Manhattan Bank, individually and as Administrative Agent, and the other financial institutions parties thereto (the "Credit Agreement"), if at the time of such payment, prepayment, or immediately after giving effect thereto, there shall exist a Default that has not been cured or waived, as defined in the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement;

         2. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, or other similar proceedings in connection therewith, relative to the Borrower or any of its Subsidiaries or to its creditors, as such, or to its property, and in the event of any proceeding for voluntary liquidation, dissolution, or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, then the holders of the Obligations shall be entitled to receive payment in full of all principal, interest and other sums owing in connection with the Obligations (including interest thereon and costs and expenses accruing after the commencement of any such proceedings) before the holders of the Member Indebtedness are entitled to receive any payment on account of principal, interest or other sums owing in connection with the Member Indebtedness, and to that end the holders of the Obligations shall be entitled to receive distributions of any kind or character, whether in cash or property or securities, which may be payable or deliverable in an such proceedings in respect to the Member Indebtedness, except for distributions in the form of securities which are subordinated and junior in right of payment to the payment of the Obligations then outstanding;

         3. In the event that the Member Indebtedness is declared due and payable before its expressed maturity because of the occurrence of an event of default (under circumstances when the provisions of the foregoing paragraphs (1) or (2) are not applicable), the holders of the Obligations outstanding at the time the Member Indebtedness becomes so due and payable because of such occurrence of an event of default shall be entitled to receive payment in full of all principal, interest and other sums outstanding in connection with the Obligations before the holders of the Member Indebtedness are entitled to receive any payment on account of the principal, interest or other sums owing in connection with the Member Indebtedness;

         4. Upon the occurrence and during the continuation of any of the events described in paragraphs (1), (2) and (3), any such payment or distribution of assets of the Borrower of any kind or character made during the continuation of such event, whether in cash, property or securities, shall be received by the holders of the Member Indebtedness before the Obligations are paid in full, or provision made for such payment in accordance with the terms of the Obligations, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Obligations for the pro rata distribution and application to the payment of the Obligations remaining unpaid to the extent necessary to pay the Obligations in full, including principal and interest thereon and other sum owing in connection therewith, in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of the Obligations;

         5. No holder of the Obligations shall be prejudiced in its right to enforce subordination of the Member Indebtedness by any act or failure to act on the part of the Borrower; provided that the foregoing provisions are solely for the purpose of defining the relative rights of the holders of the Obligations on the one hand, and the holders of the Member Indebtedness, on the other hand, and that nothing herein shall impair, as between the Borrower and the holders of the Member Indebtedness, the obligation of the Borrower, which is unconditional and absolute to pay the holders of the Member Indebtedness the principal and premium, if any, thereof and interest thereon in accordance with the terms hereof, and except as is provided below, nothing therein shall prevent the holders of the Member Indebtedness from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights under paragraphs
(1), (2), (3) and (4) above of holders of the Obligations to receive cash, property or securities otherwise payable to or deliverable with respect to the Member Indebtedness to the holders of the Member Indebtedness. Notwithstanding the foregoing, the holders of the Member Indebtedness hereby acknowledge that their right to accelerate the Member Indebtedness, commence any suit, or any other proceeding for collection or pursue any other remedy otherwise permitted by applicable law or the instruments pursuant to which the Member Indebtedness was issued is subject to the prior written approval of the holders of the Obligations;

         6. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditor, reorganization or arrangement with creditors, adjustment of debt, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Borrower, the holder of the Member Indebtedness will at the request of any holder of the Obligations file any claim, proof of claim, proof of interest or other instrument of similar character necessary to enforce the obligations of the Borrower in respect of the Member Indebtedness and will hold in trust for the holders of the Obligations and pay over to the holders of the Obligations, in the form received (together with any necessary endorsement), to be distributed and applied pro rata on the Obligations, any and all monies, dividends or other assets received in any such proceedings on account of the Member Indebtedness unless and until all of the Obligations shall be paid in full. In the event that the holder of the Member Indebtedness shall fail to take any such action requested by the holder of the Obligations, any holder of the Obligations may, as attorney in fact for the holder of the Member Indebtedness take such action on behalf of the holder of the Member Indebtedness, and the holder of the Member Indebtedness hereby appoints each of the holders of the Obligations as attorney-in-fact (with power and authority to act alone) for the holder of the Member Indebtedness to demand, sue for, collect and receive any and all such monies, dividends or other assets and give acquittance therefor and to file any claim, proof of claim, proof of interest or other interest of similar character and to take such other proceedings in the name of the holders of the Obligations or in the name of the holder of the Member Indebtedness as the holders of the Obligations may deem necessary or advisable for the enforcement thereof; and the holder of the Member Indebtedness will execute and deliver to the holders of the Obligations such other and further powers of attorney or other instruments as any holder of the Obligations may request in order to accomplish the foregoing.

         7. The holders of the Obligations shall have no duty or obligation to the lender of the Member Indebtedness in any manner whatsoever and may, at any time and from time to time in their sole discretion, without the consent of or notice to the holder of the Member Indebtedness and without impairing or releasing any rights of the holders of the Obligations or any of the obligations of the holder of the Member Indebtedness hereunder, take any or all of the following actions:

         (i) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Obligations, or amend or supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Obligations is issued or incurred;

         (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with in any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Obligations;

         (iii) release any person liable in any manner for the payment or collection of the Obligations;

         (iv) exercise or refrain from exercising any rights and remedies against the Borrower or others or otherwise act or refrain from acting or, for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of the Borrower or any other person; and

         (v) apply any sums received by the holders of the Obligations, by whomsoever paid and however realized, to payment of the Obligations in such manner as the holders of the Obligations, in their sole discretion, may deem appropriate.

         8. The holder of the Member Indebtedness agrees to execute any and all other instruments, if any, deemed necessary by the holders of the Obligations to subordinate the Member Indebtedness to the Obligations as provided herein.

          No supplement, amendment, modification or other instrument in any way amending or modifying the Member Indebtedness shall directly or indirectly amend or modify the provisions of the Member Indebtedness relating to the subordination of the Member Indebtedness to the Obligations in any manner which might terminate or impair the subordination as herein provided. The provisions hereof are for the benefit of and may be enforced (and waived, if expressly done so in writing) by the Agent and each Lender.

                                  SCHEDULE 2.01

                          CONSTRUCTION LOAN COMMITMENTS


     LENDER                                                COMMITMENT AMOUNT
     ------                                                -----------------

The Chase Manhattan Bank                                    $15,000,000.00

First Union National Bank                                   $14,000,000.00

Bank One, NA                                                $14,000,000.00

The Bank of Nova Scotia                                     $14,000,000.00

Bank of Scotland                                            $14,000,000.00

Fortis Capital Corp.                                        $14,000,000.00

Credit Agricole Indosuez                                    $10,000,000.00

                                SCHEDULE 5.05(b)

                             INSURANCE REQUIREMENTS

Borrower will maintain or cause to be maintained the following minimum insurance during the term of the loan. Cover will be placed with carriers rated "A-, 9" or better by A.M. Best, Lloyd's or Lloyd's of London Companies, or other carriers or recognized standing deemed acceptable by the Lender. With the exception of workers compensation insurance, Lender will be added as additional insured on all policies (except workers compensation). With respect to physical damage insurance, Lender shall be named as first loss payee. Insurance can be placed through a Project specific policy or through a Sponsor corporate insurance program, provided the terms and conditions of the Insurance Requirements are fully met.

Physical Damage - Construction

From Closing throughout construction until the later of Final Completion or placement of the operational property insurance as set forth below, Borrower shall maintain or cause to be maintained all risk builders risk insurance written on a replacement costs basis (no deduction for depreciation) in an amount equal to full replacement value of the Project including any pipe laying for which the Borrower may be responsible.

Such policy shall provide perils including but not limited to fire, lightning, windstorm, hail, explosion, riot, civil commotion, aircraft, vehicles, smoke, earthquake, flood, collapse, sinkhole, subsidence, testing and startup. Subject to sublimits, the policy shall also include coverage for removal of wreckage and debris removal (25% of insured values), standby charges, offshore cancellation costs, use of hired vessels, increased cost of construction, terrorism and strike, sue and labor expenses and extended maintenance cover for a period of not less than one year. The policies required by this paragraph shall have a deductible of not greater than $250,000 per loss.

Physical Damage - Operations

Effective on or before Final Completion, insurance covering all risks of physical loss or physical damage to offshore and onshore property owned by the Borrower or in which the Borrower has an interest or for which the Borrower has a responsibility to insure. Such insurance shall be written in an amount not less than the full replacement cost of those assets for which the Borrower is responsible. Such cover shall include removal of wreckage and debris, use of hired vessels, increased cost of construction, terrorism and strike, sue and labor expenses, standby charges, subject to a sublimit of 25% of the insured value of the asset(s). The policies required by this paragraph shall have a deductible of not greater than $1,000,000 per loss.

Control of Well

On or prior to final completion, Control of Well Insurance including Unlimited Extended Redrilling / Restoration (subject to policy limit), Seepage, Pollution, Clean-up and Containment, Underground Blowout, Extra Expense, Evacuation Expenses, Deliberate Well Firing, Making Wells Safe. The limit of insurance shall be not less than $25,000,000 each accident or occurrence. The policies required by this paragraph shall have a deductible of not greater than $1,000,000 per loss.

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Liability

At Closing commercial general liability covering all legal and/or contractual liabilities arising out of the Borrower's operations in connection with the assets and associated pipelines and incorporating operations covered under the Project Documents. Such cover shall include pollution liability (30 days discovery / 90 days reporting) with respect to liability not covered under Control of Well insurance. Unless insured under a separate policy, such liability insurance shall include automobile liability and employers liability (including maritime). Such liability shall be in an amount not less than $100,000,000 any one accident occurrence and $100,000,000 in the aggregate (products and completed operations). Insurance under this paragraph may be a combination of primary and umbrella policies as long as the limits of liability equal those required.

Charterers Liability

Charterers Liability, excluding demise or bareboat chartered vessels, with a limit of liability not less than $50,000,000. Such cover shall be written on the "LSW 980 London Charterers Liability form 1996" or equivalent cover.

Marine Cargo / Transit

Marine cargo transit insurance, sub-limited a limit equal to the greater of US$10,000,000 (100%) or the replacement cost of the highest valued shipment any one transit. Cover shall be written on the Institute Cargo Clauses A or equivalent form.

Workers Compensation

Workers compensation (statutory benefits) and employers liability ($1,000,000 minimum limit). Subject to exposure, such cover shall include maritime employer's liability.

Deductibles

Physical Damage - $250,000 any one accident during construction
                  $1,000,000 operations

Control of Well - $250,000 any one accident Liability - $250,000 Charterers

Liability - $250,000 Marine Cargo - $250,000 during construction
            $1,000,000 operations

In the event of a claim involving more than one of line of cover, the deductible applicable shall not exceed the single highest applicable deductible any one accident or occurrence

GENERAL CONDITIONS

Borrower shall be responsible for meeting its Oil Spill Financial Responsibility requirements under the Oil Pollution Act


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                                  SCHEDULE 6.08

                              EXISTING RESTRICTIONS

                                      None.